EXHIBIT (b)(1)

                        SECOND AMENDED AND RESTATED


                              CREDIT AGREEMENT


                                DATED AS OF


                              MARCH 26, 1998


                                  BETWEEN


                             ACXIOM CORPORATION


                                    AND


                              MERCANTILE BANK
                          NATIONAL ASSOCIATION, AS
                  ADMINISTRATIVE AND DOCUMENTATION AGENT,

                            CHASE BANK OF TEXAS,
                        N. A., AS SYNDICATION AGENT,


                                    AND

                           THE BANKS NAMED HEREIN




                             TABLE OF CONTENTS*

                                                                          Page



ARTICLE I       DEFINITIONS.................................................1
             SECTION 1.1.    Definitions....................................1
             SECTION 1.2.    Accounting Terms and Determinations............9

ARTICLE II      THE CREDITS.................................................9
             SECTION 2.1.    Loans..........................................9
                  A.       Loans............................................9
                  B.       Letters of Credit................................9
             SECTION 2.2.    Method of Borrowing...........................13
             SECTION 2.3.    Notes.........................................14
             SECTION 2.4.    Duration of Interest Periods and
                               Selection of Interest Rates.................15
             SECTION 2.5.    Interest Rates................................15
             SECTION 2.6.    Commitment Fee................................17
             SECTION 2.7.    Termination or Reduction of Commitment........18
             SECTION 2.8.    Payments Prior to Maturity....................18
             SECTION 2.9.    General Provisions as to Payments.............19
             SECTION 2.10.   Funding Losses................................20
             SECTION 2.11.   Computation of Interest.......................20

ARTICLE III     CONDITIONS TO BORROWINGS...................................20
             SECTION 3.1.    All Borrowings................................20
             SECTION 3.2.    First Borrowing...............................21
             SECTION 3.3.    All Letters of Credit.........................21

ARTICLE IV      REPRESENTATIONS AND WARRANTIES.............................22
             SECTION 4.1.    Representations and Warranties................22
                  (a)      Corporate Existence and Power...................22
                  (b)      Corporate and Governmental Authorization;
                             Contravention.................................22
                  (c)      Binding Effect..................................23
                  (d)      Financial Information...........................23
                  (d)      Litigation......................................23
                  (e)      ERISA -Absence of Reportable Events.............24
                  (f)      Tax Returns and Payment.........................24
                  (g)      Not an Investment Company.......................24
                  (h)      Liens...........................................24
                  (i)      Subsidiaries....................................24

ARTICLE V       COVENANTS..................................................24
             SECTION 5.1.    Covenants of the Company......................24
                  (a)      Information.....................................24
                  (b)      Limitations on Liens............................25
                  (c)      Merger or Consolidation.........................26
                  (d)      Sale of Assets..................................26
                  (e)      Payment of Debt.................................27
                  (f)      Consultations and Inspections...................27
                  (g)      Payment of Taxes; Corporate Existence;
                             Maintenance of Properties; Insurance..........27
                  (h)      Financial Covenants.............................28
                  (i)      Maintenance of Books and Records................29
                  (j)      Stock Redemptions and Distributions.............29
                  (k)      Transactions with Related Parties...............29
                  (l)      Change in Fiscal Year...........................29
                  (m)      Compliance with Law.............................29
                  (n)      Notice of Subsequent Events.....................29

             SECTION 5.2.    Use of Proceeds...............................30

ARTICLE VI      DEFAULTS...................................................30
             SECTION 6.1.    Events of Default.............................30

ARTICLE VII     CHANGE IN CIRCUMSTANCES AFFECTING FIXED RATE LOANS.........32
             SECTION 7.1.    Basis for Determining Interest Rate
                               Inadequate or Unfair........................32
             SECTION 7.2.    Illegality....................................33
             SECTION 7.3.    Increased Cost................................33
             SECTION 7.4.    Prime Loans Substituted for Affected
                               Fixed Rate Loans............................34
             SECTION 7.5.    Indemnity.....................................35

ARTICLE VIII    THE AGENT..................................................35
             SECTION 8.1.    Appointment and Authorization.................35
             SECTION 8.2.    Agent and Affiliates..........................35
             SECTION 8.3.    Action by Agent...............................36
             SECTION 8.4.    Consultation with Experts.....................36
             SECTION 8.5.    Liability of Agent............................36
             SECTION 8.6.    Indemnification...............................36
             SECTION 8.7.    Credit Decision...............................36
             SECTION 8.8.    Resignation of Agent..........................36
             SECTION 8.9.    Agent's Fee...................................37

ARTICLE IX      MISCELLANEOUS..............................................37
             SECTION 9.1.    Notices.......................................37
             SECTION 9.2.    No Waivers....................................37
             SECTION 9.3.    Expenses; Documentary Taxes...................37
             SECTION 9.4.    Participations................................38
             SECTION 9.5.    Amendments and Waivers........................38
             SECTION 9.6.    Successors and Assigns........................39
             SECTION 9.7.    Severability..................................39
             SECTION 9.8.    Missouri Law..................................39
             SECTION 9.9.    CHOICE OF FORUM; WAIVER OF JURY TRIAL.........39
             SECTION 9.10.   Resurrection of Obligations...................40
             SECTION 9.11.   Counterparts; Effectiveness...................40
             SECTION 9.12.   Continuing Obligations........................40


Exhibit A -       $32,500,000.00 Promissory Note
Exhibit B -       $32,500,000.00 Promissory Note
Exhibit C -       $30,000,000.00 Promissory Note
Exhibit D -       $15,000,000.00 Promissory Note
Exhibit E -       $15,000,000.00 Promissory Note
Exhibit F -       Opinion of Counsel
Exhibit G -       Compliance Certificate
Exhibit H -       Form of Borrowing Request
Exhibit I -       Standby Letter of Credit Application and Reimbursement
                    Agreement
Exhibit J -       Letter of Credit Request
Exhibit K -       Letter of Credit Participation Certificate


Schedule 4.1(e) - Litigation
Schedule 4.1(i) - Liens
Schedule 4.1(j) - List of Subsidiaries





                SECOND AMENDED AND RESTATED CREDIT AGREEMENT


         This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement") is made and entered into as of March 26, 1998 between ACXIOM CORPORATION, a Delaware corporation (the "Company"), and MERCANTILE BANK NATIONAL ASSOCIATION, a national banking association ("Mercantile"), NATIONSBANK, N. A., a national banking association ("NationsBank"), FIRST COMMERCIAL BANK, N. A., a national banking association ("First Commercial"), FIRST AMERICAN NATIONAL BANK, a national bank ("First American") and CHASE BANK OF TEXAS, N. A., a national banking association ("Chase," and collectively with Mercantile, NationsBank, First Commercial and First American referred to herein as "Banks"), CHASE BANK OF TEXAS, N. A., a national banking association, as syndication agent for the Banks (in such capacity "Syndication Agent"), and MERCANTILE BANK NATIONAL ASSOCIATION, a national banking association, as administrative and documentation agent for the Banks (in such capacity "Agent").

                                WITNESSETH:

         WHEREAS, the Company, Agent, Mercantile (formerly Mercantile Bank of St. Louis National Association), NationsBank (formerly The Boatmen's National Bank of St. Louis) and Chase (formerly Texas Commerce Bank, National Association) are parties to that certain Amended and Restated Credit Agreement dated August ___, 1996 (which replaced a prior Credit Agreement dated as of September 21, 1993, as amended) as amended by a First Amendment to Amended and Restated Credit Agreement dated as of March ___, 1997 (as amended, the "Prior Credit Agreement"); and

         WHEREAS, the Company has requested that the maximum Commitment for Loans and Letters of Credit be increased from $75,000,000.00 to $125,000,000.00; and

         WHEREAS, Banks are willing to provide such increased credit amounts on the terms and conditions set forth in this Agreement and provided First Commercial and First American are each added as a Bank with a commitment as provided for herein;

         NOW, THEREFORE, the parties hereto agree as follows:

                                 ARTICLE I
                                DEFINITIONS

         SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

         "Acquisition" shall mean any transaction or series of related transactions, consummated on or after the date of this Agreement, by which the Company or any Subsidiary of the Company: (a) acquires any going business or all or substantially all of the assets of any corporation, partnership or other organization or entity, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least (i) a majority (in number of votes) of the stock and/or other securities of a corporation having ordinary voting power for the election of directors (other than stock and/or other securities having such power only by reason of the happening of a contingency), (ii) a majority (by percentage of voting power) of the outstanding partnership interests of a partnership or (iii) a majority of the ownership interests in any organization or entity other than a corporation or partnership, provided, that for any such Acquisition, the Company shall remain a surviving corporate entity.

         "Agent" means Mercantile Bank National Association in its capacity as administrative and documentation agent for the Banks hereunder, and its successors and assigns in such capacity.

         "Banks" mean each of Mercantile Bank National Association and its successors and assigns, NationsBank, N. A. and its successors and assigns, First Commercial Bank, N. A. and its successors and assigns, First American National Bank and its successors and assigns, and Chase Bank of Texas, N.
A. and its successors and assigns.

         "Borrowing" means a borrowing hereunder consisting of Loans made to Company pursuant to the terms hereof. A Borrowing is a "Domestic Borrowing" if such Loans are Domestic Loans or a "Eurocurrency Borrowing" if such Loans are Eurocurrency Loans. A Borrowing is a "Fed Funds
Borrowing" if such Domestic Loans are Fed Funds Loans or a "Prime
Borrowing" if such Domestic Loans are Prime Loans.

         "Chase" means Chase Bank of Texas, N. A. and its successors and assigns.

         "Commitment" means One Hundred Twenty-Five Million Dollars ($125,000,000.00) at all times during the Term hereof, and with respect to each Bank, the amount specified as such and set opposite the name of such Bank on the signature pages of this Agreement.

         "Company" means Acxiom Corporation, a Delaware corporation, and its successors and assigns.

         "Debt" of any Person means at any date, without duplication, to the extent obligations and liabilities of such type are required to be disclosed in such Person's financial statements according to generally accepted accounting principles, consistently applied, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all obligations of such Person as lessee under leases capitalized or required to be capitalized in accordance with generally accepted accounting principles, consistently applied, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person (provided that for purposes of this clause (v) the amount of any such Debt shall be deemed not to exceed the higher of the market value or the net book value of such asset), and (vi) all other obligations and liabilities required to be disclosed on such Person's financial statements according to generally accepted accounting principles, consistently applied.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Domestic Business Day" means any day except a Saturday, Sunday or legal holiday observed by Bank.

         "Domestic Loans" means Fed Funds Loans or Prime Loans or both.

         "EBITDA" shall mean on any date the Company's net income (exclusive of any extraordinary gains or losses) plus interest expense, plus expenses for income taxes, plus depreciation, plus amortization, all for the four-quarter period ending on the date of any such calculation, as determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied.

         "Effective Date" means the date on which this Agreement shall become effective in accordance with Section 9.11.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Eurocurrency Business Day" means any Domestic Business Day on which commercial banks are open for international business in London.

         "Eurocurrency Loans" means any loans bearing interest at the rates set forth in Section 2.5(c).

         "Eurocurrency Margin" has the meaning set forth in Section 2.5(c).

         "Event of Default" has the meaning set forth in Section 6.1.

         "Fed Funds Loan" means any loans bearing interest at the Fed Funds Rate as set forth in Section 2.5(b).

         "Fed Funds Rate" has the meaning set forth in Section 2.5(b).

         "First American" means First American National Bank and its successors and assigns.

         "First Commercial" means First Commercial Bank, N. A. and its successors and assigns.

         "Fixed Rate Borrowing" means a Fed Funds Borrowing or a
Eurocurrency Borrowing or both.

         "Fixed Rate Loans" means Fed Funds Loans or Eurocurrency Loans or both.

         "Funded Debt" shall mean as of any fiscal quarter-end or fiscal year-end the sum of (a) the average outstanding Loans under this Agreement for the four-quarter period ending as of such date of calculation (computed on the basis of the average of the daily balances outstanding), plus (b) the outstanding principal balance of any and all other borrowed money Debt as of such fiscal quarter-end or fiscal year-end date, including, without limitation, amounts due under any leases capitalized or required to be capitalized in accordance with generally accepted accounting principles, consistently applied.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person or in any manner providing for the payment of any Debt of any other Person or otherwise protecting the holder of such Debt against loss (whether by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a correlative meaning.

         "Guarantors" shall mean each of Acxiom RM-Tools, Inc., an Arkansas corporation, Acxiom/Direct Media, Inc., an Arkansas corporation, Acxiom CDC, Inc., an Arkansas corporation, DataQuick Information Systems, a California corporation and Acxiom U. K., Ltd., a corporation organized under the laws of the United Kingdom, and their respective successors and assigns, and "Guarantor" shall mean any of them.

         "Interest Period" means:

         (A) with respect to each Eurocurrency Borrowing:

                           (i) Initially, the period commencing on the date of such Borrowing and ending 1, 2, 3 or 6 months thereafter, as the Company may elect in the applicable Notice of Borrowing; and

                           (ii) Thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Borrowing and ending 1, 2, 3 or 6 months thereafter, as the Company may elect pursuant to Section 2.4;

                  provided that:

                           (a) Subject to clauses (b) and (c) below, any Interest Period which would otherwise end on a day which is not a Eurocurrency Business Day shall be extended to the next succeeding Eurocurrency Business Day, except that if the next succeeding Eurocurrency Business Day falls within a different calendar month, the Interest Period shall end on the next preceding Eurocurrency Business Day;

                           (b) Any Interest Period which includes January 31, 2003 shall end on such date; and

                           (c) Any Interest Period which includes a date on which a payment of principal is required to be made on a Loan to which such Interest Period applies shall end on such date.

         (B) with respect to each Fed Funds Borrowing shall mean a period of one day.

         "Letter of Credit" and "Letters of Credit" shall have the meanings ascribed thereto in Section 2.1B(a).

         "Letter of Credit Application" shall mean an application and agreement for irrevocable standby letter of credit in the form of Exhibit I attached to this Agreement and incorporated herein by reference, executed by the Company, as account party, and delivered to Agent pursuant to
Section 2.1B(a), as the same may from time to time be amended, modified, extended or renewed.

         "Letter of Credit Commitment Fee" shall have the meaning ascribed thereto in Sections 2.1B(d)(ii) and (iii).

         "Letter of Credit Issuance Fee" shall have the meaning ascribed thereto in Section 2.1B(d)(i).

         "Letter of Credit Request" shall have the meaning ascribed thereto in Section 2.1B(a).

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" means a Domestic Loan or a Eurocurrency Loan and "Loans" means any or all of the foregoing.

         "London Interbank Offered Rate" has the meaning set forth in
Section 2.5(c).

         "Mercantile" means Mercantile Bank National Association and its successors and assigns.

         "NationsBank" means NationsBank, N. A. and its successors and assigns.

         "Notes" mean the promissory notes of the Company in the form of Exhibits A, B, C, D and E attached hereto, evidencing the obligation of the Company to repay the Loans.

         "Notice of Borrowing" has the meaning set forth in Section 2.2.

         "Permitted Acquisition" shall mean any Acquisition of an ongoing business similar to or consistent with the Company's current lines of business which: (a) has been: (i) in the event a corporation or its assets is the subject of such Acquisition, either (x) approved by the Board of Directors of the corporation which is the subject of such Acquisition or
(y) recommended by such Board of Directors to the shareholders of such corporation, (ii) in the event a partnership is the subject of such Acquisition, approved by a majority (by percentage of voting power) of the partners of the partnership which is the subject of such Acquisition, (iii) in the event an organization or entity other than a corporation or partnership is the subject of such Acquisition, approved by a majority (by percentage of voting power) of the governing body, if any, or by a majority (by percentage of ownership interest) of the owners of the organization or entity which is the subject of such Acquisition or (iv) in the event the corporation, partnership or other organization or entity which is the subject of such Acquisition is in bankruptcy, approved by the bankruptcy court or another court of competent jurisdiction; and (b) both as of the date of any such Acquisition and immediately following such Acquisition the Company is, and on a pro forma basis projects that it will continue to be, in compliance with the terms, covenants and conditions contained in this Agreement and the other loan documents, which pro forma compliance shall be demonstrated by the Company pursuant to such financial and other information concerning such acquisition provided to the Agent and the Banks as Agent or any of the Banks may reasonably require.

         "Permitted Investments" shall mean any investment by the Company or any Subsidiary in any of the following:

                  (a) Direct obligations of the United States of America or any instrumentality or agency thereof, the payment of which is unconditionally guaranteed by the United States of America or any instrumentality or agency thereof (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);

                  (b) Investments in readily marketable commercial paper which, at the time of acquisition thereof by the Company or any Subsidiary, is rated A-1 or better by Standard & Poor's or P-1 or better by Moody's Investment Service and which matures within 270 days from the date of acquisition thereof, provided that the issuer of such commercial paper shall, at the time of acquisition of such commercial paper, have a senior long-term debt rating of at least A by Standard & Poor's and Moody's Investment Service;

                  (c) Negotiable certificates of deposit or negotiable bankers acceptances issued by any of the Banks or any other bank or trust company organized under the laws of the United States of America or any state thereof, which bank or trust company (other than any of the Banks to which such restrictions shall not apply) is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System and is rated B or better by Thompson Bank Watch Service (all of which Permitted Investments must mature within twelve (12) months from the time of acquisition thereof);

                  (d) Repurchase agreements, which shall be collateralized for at least 100% of face value, issued by any of the Banks or any other bank or trust company organized under the laws of the United States or any state thereof, which bank or trust company (other than any of the Banks to which such restrictions shall not apply) is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System and is rated B or better by Thompson Bank Watch Service (all of which Permitted Investments must mature within twelve (12) months from the time of acquisition thereof);

                  (e) Investments in mutual funds the investments of which are limited to domestic securities;

                  (f) Investments of equity, whether through the purchase of capital stock, membership interests, partnership or joint venture interests, options, warrants or otherwise, in any Person having an ongoing business similar to or consistent with the Company's current lines of business; and

                  (g) the making of any loans to any Person having an ongoing business similar to or consistent with the Company's current lines of business.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Prime Loan" means a Loan bearing interest at the Prime Rate pursuant to Section 2.5(a) or Article 7.

         "Prime Rate" shall mean the interest rate announced from time to time by Agent as its "prime rate" on commercial loans, which rate shall fluctuate as and when said "prime rate" shall change, and which rate may not be Agent's best or lowest rate or a favored rate, and any statement, representation or warranty in that regard or to that respect is expressly disclaimed by Agent and Banks.

         "Pro Rata Share" shall mean the pro rata share of loans to be made by each of the Banks hereunder or of other amounts to be shared between Banks, which shall be 26.0% for Mercantile, 26.0% for Chase, 12.0% for First Commercial, 12.0% for First American, and 24.0% for NationsBank.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as amended.

         "Required Banks" shall mean Banks having sixty-six and two thirds percent (66-2/3%) of the aggregate amount of Loans and Letters of Credit then outstanding hereunder, or if no Loans or Letters of Credit are then outstanding, having sixty-six and two thirds percent (66-2/3%) of the Commitment.

         "Reserve Percentage" shall mean for any day, with respect to a Eurocurrency Loan, the highest percentage (including any supplemental percentage applied on a marginal basis or any other reserve requirement having a similar effect), expressed as a decimal, which is applicable to any of the Banks and is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System under Regulation D (or any other then applicable regulation of the Board of Governors) with respect to "Eurocurrency Liabilities".

         "Subsidiary" means with respect to any Person any corporation of which more than 50% of the issued and outstanding stock entitled to vote for the election of directors is at the time owned directly or indirectly by such Person.

         "Subsidiary Guaranties" means each of the unlimited continuing guaranties executed now or hereafter by each of the Guarantors, and "Subsidiary Guaranty" shall mean any of them.

         "Syndication Agent" means Chase Bank of Texas, N. A. in its capacity as syndication agent for the Banks hereunder, and its successors and assigns in such capacity.

         "Tangible Net Worth" of any Person means, at any date, the stockholders' equity of such Person less such Person's Intangible Assets as of such date. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such stockholders' equity) of (i) all write-ups subsequent to September 30, 1997 in the book value of any asset owned by such Person, (ii) investments in unconsolidated subsidiaries, and (iii) goodwill, unamortized debt discount and expense, unamortized deferred charges (other than relating to the Company's data processing contracts), patents, trademarks, service marks, trade names, copyrights, organizational or developmental expenses, capitalized computer software costs and leasehold improvements (except leasehold improvements relating to the Company's 50 year land lease with the City of Conway, Arkansas), and other similar intangible items and assets.

         "Term" means the period from the Effective Date up to and including January 31, 2003 or such earlier time as Agent, Syndication Agent and/or Banks may terminate their obligations hereunder pursuant to Article 6 herein.

         SECTION 1.2. Accounting Terms and Determinations. Except as otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes approved by Banks and by the Company's independent public accountants) with the most recent audited financial statements of the Company delivered to Banks.

                                 ARTICLE II
                                THE CREDITS

         SECTION 2.1.  Loans.

                 A. Loans. During the Term hereof, Banks agree, on the terms and conditions set forth in this Agreement, to lend to the Company from time to time their Pro Rata Shares of Borrowings in a principal amount not to exceed, in the aggregate at any one time outstanding, the amount of the Commitment minus the undrawn face amount of any Letters of Credit then issued and outstanding under Section 2.1B herein; provided, however, that no Bank shall be required to advance any Borrowing requested by the Company hereunder which, when added to the principal amount of such Bank's then outstanding Loans plus such Bank's Pro Rata Share of the undrawn face amount of any Letters of Credit then outstanding, would exceed the amount of such Bank's Commitment. Each Fed Funds Borrowing under this Section 2.1A shall be for an aggregate principal amount of at least $100,000.00. Each Eurocurrency Borrowing under this Section 2.1A shall be for an aggregate principal amount of at least $1,000,000.00 or any larger multiple of $100,000.00. Company may borrow under this Section 2.1A, prepay under
Section 2.8 and reborrow at any time during the Term hereof under this Section subject to the terms of this Agreement. The failure of any Bank to advance any requested Borrowing under this Agreement shall not release any other Bank from its obligation to make any such Borrowing as provided herein.

                 B. Letters of Credit.

                 (a) Subject to the terms and conditions of this Agreement, during the Term hereof, and so long as no Default or Event of Default under this Agreement has occurred and is continuing (provided, however, that Agent shall have no liability to any Bank for issuing a Letter of Credit after the occurrence of any Default or Event of Default under this Agreement unless Agent has previously received notice in writing from the Company or any Bank of the occurrence of such Default or Event of Default), Agent hereby agrees to issue irrevocable standby letters of credit for the account of the Company (individually, a "Letter of Credit" and collectively, the "Letters of Credit") in an amount and for the term specifically requested by the Company by notice in writing to Agent in the form of Exhibit J attached to this Agreement and incorporated herein by reference (a "Letter of Credit Request") at least three (3) Domestic Business Days prior to the requested issuance thereof; provided, however, that:

                           (i) The Company shall have executed and
         delivered to Agent a Letter of Credit Application with respect to such Letter of Credit;

                           (ii) The term of the Letter of Credit in the face amount of $6,600,000.00 issued by Mercantile on April 29, 1996 for the Company's account (which Letter of Credit was issued by Mercantile under the Prior Credit Agreement and shall be deemed to be a Letter of Credit issued and outstanding hereunder) shall not extend beyond the last day of the Term hereof or such earlier expiry date as shall be set forth in such Letter of Credit; and the term of any other Letter of Credit shall not extend beyond the earlier of (A) the last day of the Term hereof or (B) three hundred sixty-five (365) days from the issuance thereof;

                           (iii) Any Letter of Credit may only be utilized to guaranty or support the payment of obligations of the Company or any Subsidiary to third parties;

                           (iv) The sum of (A) the aggregate undrawn face amount of all outstanding Letters of Credit plus (B) the aggregate principal amount of all outstanding Loans shall not at any one time exceed the sum of One Hundred Twenty-Five Million Dollars ($125,000,000.00);

                           (v) The aggregate undrawn face amount of all outstanding Letters of Credit shall not at any one time exceed the sum of Thirty Million Dollars ($30,000,000.00); and

                           (vi) The text of any such Letter of Credit is provided to Agent no less than three (3) Domestic Business Days prior to the requested issuance date, which text must be acceptable to Agent in its sole and absolute discretion.

                 (b) The acceptance or payment of drafts under each Letter of Credit shall be made in accordance with the terms thereof and, in that connection, Agent shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by Agent to be genuine. Agent shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing document that may be presented to it other than the duties contemplated by the applicable Letter of Credit Application. If Agent shall have received documents that in its judgment constitute all of the documents that are required to be presented before payment or acceptance of a draft under a Letter of Credit issued by it, it shall be entitled to pay or accept such draft provided such documents conform on their face to the requirements of such Letter of Credit.

                 (c) In the event of any payment by Agent of a draft presented or accepted under a Letter of Credit, the Company agrees to pay to Agent in immediately available funds at the time of such drawing an amount equal to the sum of such drawing plus Agent's negotiation, processing and other fees related thereto. The Company hereby authorizes Agent to charge or cause to be charged the Company's bank accounts at Mercantile to the extent there are balances of immediately available funds therein, in an amount equal to the sum of such drawing plus Agent's negotiation, processing and other fees related thereto, and the Company agrees to pay the amount of any such drawing (and/or Agent's negotiation, processing and other fees related thereto) not so charged prior to the close of business of such Bank on the day of such drawing. In the event any payment under a Letter of Credit is made by Agent without same day receipt of payment from the Company, such payment by Agent shall constitute a Loan by Agent to the Company, payable on demand of Agent. The Company agrees to pay interest on demand of Agent on any unpaid Loan made pursuant to the preceding sentence at a rate per annum equal to the rate on the Company's Loans under Section 2.1A, calculated on an actual day, 360-day year basis, until such Loan is paid in full.

                 (d) The Company hereby further agrees to pay to the order of Agent:

                           (i) With respect to each Letter of Credit issued by Agent on or after the date hereof, a nonrefundable issuance fee in the amount of One Hundred Twenty-Five Dollars ($125.00) for the issuance of each such Letter of Credit (the "Letter of Credit Issuance Fee"), which Letter of Credit Issuance Fee shall be due and payable on the date of issuance of each such Letter of Credit;

                           (ii) With respect to the Letter of Credit in the face amount of $6,600,000.00 issued by Mercantile on April 29, 1996 for the Company's account, a nonrefundable commitment fee in an amount equal to eighty-five hundredths of one percent (0.85%) per annum (calculated on an actual day, 360-day year basis) times the face amount (taking into account any scheduled increases or decreases therein during the period in question) of such $6,600,000.00 Letter of Credit issued hereunder (the "Letter of Credit Commitment Fee" for the $6,600,000.00 Letter of Credit), which Letter of Credit Commitment Fee shall be due and payable in advance on the date of issuance of such $6,600,000.00 Letter of Credit for the remainder of the then current calendar quarter and on the first (1st) day of each calendar quarter thereafter or portion thereof for which such $6,600,000.00 Letter of Credit remains outstanding, and a pro rata portion of such Letter of Credit Commitment Fee paid in any quarter shall be refunded to the Company in the event the $6,600,000.00 Letter of Credit is terminated or fully drawn upon prior to its expiry date during such quarter based upon the remainder of such quarter or its remaining term to such expiry date, whichever is less;

                           (iii) With respect to each other Letter of Credit, a nonrefundable commitment fee at a rate per annum to be determined by Agent and agreed to by the Company prior to the issuance of each such Letter of Credit (calculated on an actual day, 360-day year basis) times the face amount (taking into account any scheduled increases or decreases therein during the period in question) of each such Letter of Credit issued hereunder ("Letter of Credit Commitment Fee" for such other Letters of Credit), which Letter of Credit Commitment Fee shall be due and payable in advance on the date of issuance of each such Letter of Credit for the remainder of the then current calendar quarter and on the first (1st) day of each calendar quarter thereafter or portion thereof for which each such Letter of Credit remains outstanding, and a pro rata portion of any such Letter of Credit Commitment Fee shall be refunded to the Company for any Letter of Credit which terminates or is fully drawn upon prior to its expiry date during a quarter based upon the remainder of such quarter or its remaining term to such expiry date, whichever is less;

                           (iv) With respect to each Letter of Credit, such other fees as may be charged by Agent from time to time in accordance with Agent's published schedule of fees in effect from time to time, which fees shall be due and payable on demand by Agent.

                 (e) Participation by Other Banks. Upon the issuance of a Letter of Credit by Agent, an undivided participation interest therein (including, without limitation, an undivided participation interest in the reimbursement risk relating to such Letter of Credit and in all payments and Loans made by Agent in connection with any such Letter of Credit) shall automatically be granted by Agent to, and accepted by each of the other Banks in an amount based on each such Bank's Pro Rata Share of the face amount of such Letter of Credit, which participations shall be evidenced by a single Letter of Credit Participation Certificate executed by Agent in favor of such Bank in the form attached to this Agreement as Exhibit K and incorporated herein by reference. If Agent shall make payment on any draft presented or accepted under a Letter of Credit, Agent shall give notice of such payment to the Banks, and each of the Banks hereby authorizes and requests Agent to advance for their respective accounts, pursuant to the terms hereof, their respective shares of any such payment based upon their respective Pro Rata Shares. If such drawing is not paid by the Company in immediately available funds prior to the close of business of Agent on the date of such drawing, Agent shall promptly so notify the Banks and each of the Banks agrees to immediately reimburse Agent in immediately available funds for its Pro Rata Share of the amount of such drawing, plus interest calculated on its Pro Rata Share of such amount at a rate per annum equal to the then current fed funds rate calculated from the date of such payment by Agent to but excluding the date of reimbursement by such Bank and on an actual-day, 360-day year basis. Following such advance by each Bank to Agent of its Pro Rata Share of any such Loan pursuant to the preceding sentence, each such Bank shall thereafter receive its Pro Rata Share of all interest and other amounts due with respect to such Loan when paid by the Company to the Agent hereunder. Each of the Banks will be entitled to its Pro Rata Share of any Letter of Credit Commitment Fees paid by the Company (which shall be paid through the Agent under Section 2.1B, but such Banks shall have no right to share in any Letter of Credit Issuance Fees or any other fees paid by the Company to Agent in connection with any of the Letters of Credit.

                 (f) Replacement or Collateralization of Letters of Credit. Notwithstanding any provision contained in this Agreement or any of the Letter of Credit Applications to the contrary, upon the occurrence of any Event of Default under this Agreement, at Agent's option and without demand or further notice to the Company, an amount equal to the aggregate undrawn face amount of all Letter(s) of Credit then outstanding shall be deemed (as between Agent and the Company) to have been paid or disbursed by Agent (notwithstanding that such amounts may not in fact have been so paid or disbursed by Agent), and a Loan to the Company in such amount to have been made and accepted by the Company, which Loan shall be immediately due and payable. In lieu of the foregoing, at the election of Agent, the Company shall, upon Agent's demand, deliver to Agent cash or other collateral acceptable to Agent in its sole and absolute discretion, having a value, as determined by Agent at least equal to aggregate undrawn face amount of all outstanding Letters of Credit issued by Agent for the Company's Account. Any such collateral and/or any amounts received by Agent in payment of any Loan made pursuant to this Section 2.1B shall be held by Agent in a separate account at Agent appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by Agent as collateral security for the payment of the Company's Loans and other obligations to Agent and the Banks. Cash amounts delivered to Agent pursuant to the foregoing requirements of this Section 2.1B(f) shall be invested, at the request and for the account of the Company, in investments of a type and nature and with a term acceptable to Agent. Such amounts, including in the case of cash amounts invested in the manner set forth above, any investment realized thereon, shall not be used by Agent to pay any amounts drawn or paid under or pursuant to any Letter of Credit, but may be applied to reimburse Agent for drawings or payments under or pursuant to the Letters of Credit which Agent has paid, or if no such reimbursement is required shall be applied to such other of the Company's Loans and other obligations to Agent and the Banks as Agent shall determine. Any amounts remaining in any cash collateral account established pursuant to this Section 2.1B(f) after the payment in full of all of the Company's obligations to Agent and the Banks and the expiration or cancellation of all of the Letters of Credit shall be returned to the Company (after deduction of Agent's expenses, if any).

         SECTION 2.2.  Method of Borrowing.

                 (a) The Company shall give notice (a "Notice of
Borrowing") to Agent (1) by 10:00 a.m. (St. Louis time) on the day of each Domestic Borrowing, and (2) by 10:00 a.m. (St. Louis time) at least two Eurocurrency Business Days before each Eurocurrency Borrowing, specifying:

                  (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Eurocurrency Business Day in the case of a Eurocurrency Borrowing,

                  (ii) the aggregate principal amount of such Borrowing,

                  (iii) whether such Borrowing is to be a Fed Funds Borrowing, a Prime Borrowing or a Eurocurrency Borrowing, and

                  (iv) in the case of a Eurocurrency Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                  (b) A Notice of Borrowing shall not be required in connection with a Prime Borrowing pursuant to Section 7.1. A Notice of Borrowing for Eurocurrency Borrowings must be given in writing in a form substantially similar to Exhibit H attached hereto; a Notice of Borrowing for a Domestic Borrowing may be oral or in writing, but if oral, shall be confirmed in writing to Agent within five (5) days. A Notice of Borrowing shall not be revocable by the Company. Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's Pro Rata Share of such Borrowing.

                  (c) Not later than 3:00 P.M. (St. Louis time) on the date of each Borrowing during the Term hereof, each Bank shall make available its Pro Rata Share of such Borrowing, in federal or other funds immediately available in St. Louis, Missouri, to the Agent at its address specified on the signature pages hereof. Following receipt of such funds from each of the Banks, unless Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Agent will make available to the Company such Borrowing in federal or other funds immediately available in St. Louis, Missouri, by crediting such funds to a demand deposit account (or such other account mutually agreed upon in writing between Agent and the Company) of the Company with Mercantile.

                  (d) If the Company requests a Borrowing hereunder on a day on which the Company is required to or has elected to repay all or any part of an outstanding Loan, each Bank shall apply the proceeds of such Borrowing to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by each such Bank to the Agent for delivery to the Company as provided in subsection (c) of this Section.

         SECTION 2.3. Notes. The Loans of each Bank to the Company shall be evidenced, respectively, by a Note payable to the order of such Bank, which shall be in the form of Exhibit A, Exhibit B, Exhibit C, Exhibit D or Exhibit E attached hereto. Each Bank shall record, and prior to any transfer of its Note shall endorse on the schedules forming a part thereof, appropriate notations to evidence the date and amount of each Loan and the date and amount of each payment of principal made by the Company with respect thereto. Each Bank is hereby irrevocably authorized by the Company so to endorse its Note and to attach to and make a part of any such Note a continuation of any such schedule as and when required; provided, however that the obligation of the Company to repay each Loan shall be absolute and unconditional, notwithstanding any failure of any Bank to endorse or any mistake by any Bank in connection with endorsement on the schedules attached to its Note. The books and records of the Banks (including without limitation the schedules attached to the Notes) showing the account between Banks and the Company shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

         SECTION 2.4. Duration of Interest Periods and Selection of Interest Rates.

                 (a) The duration of the initial Interest Period for each Eurocurrency Borrowing shall be as specified in the applicable Notice of Borrowing. The Company shall elect the duration of each subsequent Interest Period applicable to such Eurocurrency Borrowing and the interest rate and currency to be applicable during such subsequent Interest Period (and the Company shall have the option, in the case of any Prime or Fed Funds Borrowing, to elect that such Borrowing become a Eurocurrency Borrowing specifying the Interest Period and currency to be applicable thereto), by giving written notice of such election to the Agent (i) by 10:00 a.m. (St. Louis time) on the day of, in the case of the election of the Prime Rate or the Fed Funds Rate, or (ii) by 10:00 a.m. (St. Louis time) at least two Eurocurrency Business Days before, in the case of the election of a rate based on the London Interbank Offered Rate plus the Eurocurrency Margin for a Eurocurrency Borrowing, the end of the immediately preceding Interest Period applicable thereto, if any.

                 (b) If in respect of any Eurocurrency Borrowing or part thereof, the Company fails to give a notice in accordance with Section 2.4(a) prior to the end of any Interest Period relating thereto, such Borrowing shall be for an Interest Period of equal duration to such immediately preceding Interest Period.

                 (c) Notwithstanding the foregoing, the duration of each Interest Period shall be subject to the provisions of the definition of Interest Period.

         SECTION 2.5.  Interest Rates.

                 (a) Each Prime Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Prime Rate (which rate shall fluctuate as and when the Prime Rate shall change). Such interest shall be payable monthly in arrears on the last day of each month, commencing with the month ending on March 31, 1998, and at maturity. Any overdue principal of and, to the extent permitted by law, overdue interest on, any Prime Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 3% plus the otherwise applicable rate for such day.

                 (b) Each Fed Funds Loan shall bear interest on the outstanding principal amount thereof, for each overnight Interest Period applicable thereto, at a rate per annum equal to the applicable Fed Funds Rate. Such interest shall be payable for each Fed Funds Loan on the last day of each month, commencing with the month ending on March 31, 1998, and at maturity. Any overdue principal of and, to the extent permitted by law, overdue interest on, any Fed Funds Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 3% plus the rate applicable to Prime Loans for such day.

                 The "Fed Funds Rate" applicable to any Fed Funds Loan for any overnight Interest Period means a rate per annum equal to the rate quoted by Agent as its daily "Opening Fed Funds Rate" (which interest rate shall fluctuate as and when said "Opening Fed Funds Rate" shall change) plus the then applicable Fed Funds Margin. As used herein, the applicable "Fed Funds Margin" shall be determined as follows:

If the Company's ratio of                                 Applicable
Funded Debt to EBITDA is:                              Fed Funds Margin
-------------------------                              ----------------
Less than .75 to 1.0                                        0.85%

Greater than or equal to .75 to 1.0 but less                1.05%
than 1.50 to 1.0

Greater than or equal to 1.50 to 1.0                        1.15%

The Company's ratio of Funded Debt to EBITDA shall be computed by Agent following delivery of the Company's most recent fiscal quarter-end or fiscal year-end financial statements pursuant to Section 5.1(a)(i) or (ii) and the Compliance Certificate pursuant to Section 5.1(a)(iii), and the applicable Fed Funds Margin shall be adjusted in accordance with the foregoing, with each such adjustment to be effective as of the date the Agent notifies the Company and the Banks of the adjusted amount. Such applicable Fed Funds Margin shall continue in effect until the next such adjustment pursuant to the delivery of the next subsequent quarter-end or year-end financial statements and Compliance Certificate of the Company. Each determination by the Agent of the applicable Fed Funds Margin shall be deemed prima facie correct.

                 (c) Each Eurocurrency Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to the sum of the Eurocurrency Margin plus the applicable London Interbank Offered Rate. Except in the case of an acceleration of payment by the Agent under Section 6.1 (when interest shall be paid with the principal amount repaid), interest shall be payable for each Interest Period on the last day thereof, unless the duration of the applicable Interest Period exceeds three months, in which case such interest shall be payable on the last day of the third month of such Interest Period and on the last day of such Interest Period.

         "Eurocurrency Margin" as used herein, shall be determined as follows:

If the Company's ratio of                                  Applicable
Funded Debt to EBITDA is:                              Eurocurrency Margin
-------------------------                              -------------------
Less than .75 to 1.0                                          0.50%

Greater than or equal to .75 to 1.0 but less                  0.75%
than 1.50 to 1.0

Greater than or equal to 1.50 to 1.0                          0.90%

The Company's ratio of Funded Debt to EBITDA shall be computed by Agent following delivery of the Company's most recent fiscal quarter-end or fiscal year-end financial statements pursuant to Section 5.1(a)(i) or (ii) and the Compliance Certificate pursuant to Section 5.1(a)(iii), and the applicable Eurocurrency Margin shall be adjusted in accordance with the foregoing, with each such adjustment to be effective as of the date the Agent notifies the Company and the Banks of the adjusted amount. Such applicable Eurocurrency Margin shall continue in effect until the next such adjustment pursuant to the delivery of the next subsequent quarter-end or year-end financial statements and Compliance Certificate of the Company. Each determination by the Agent of the applicable Eurocurrency Margin shall be deemed prima facie correct.

         The "London Interbank Offered Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                           [ LIBOR-BR ]**
         LIBOR =           [----------]
                           [ 1.00 - RP]

         LIBOR    =        London Interbank Offered Rate
         LIBOR-BR =        LIBOR Base Rate
         RP       =        Reserve Percentage

         The term "LIBOR Base Rate" shall mean, with respect to the applicable Interest Period, the rate per annum of interest determined by Agent to be the arithmetic average of the respective average rates per annum at which deposits in U.S. dollars are offered to Agent in the London interbank market for Eurocurrency deposits by two (2) Eurocurrency dealers of recognized standing, selected by Agent in its sole discretion, at approximately 10:00 a.m. St. Louis time (or as soon thereafter as practicable), two (2) Eurocurrency Business Days before the first day of such Interest Period for a number of days comparable to the number of days in such Interest Period and in an amount comparable to the amount of the applicable Eurocurrency Borrowing. Any overdue principal of and, to the extent permitted by law, overdue interest on, any Eurocurrency Borrowing shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to the sum of 3% plus the rate applicable to Prime Loans for such day.

                 (d) Agent shall determine each interest rate applicable to the Loans as provided above. Agent shall give prompt notice to the Company by telephone, telecopy, telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         SECTION 2.6. Commitment Fee. Provided the Company's ratio of Funded Debt to EBITDA is less than 1.0 to 1.0, the Company shall pay to the Agent for the benefit of Banks a nonrefundable commitment fee of Three Sixteenths of One Percent (3/16%) per annum on the average daily balance of the unused portion of the Commitment determined based upon the Commitment amount minus the sum of the principal amount of all Loans plus the face amount of all issued and outstanding Letters of Credit from time to time outstanding during the Term hereof. In the event the Company's financial statements delivered to Banks pursuant to Sections 5.1(a)(i) or (ii) at any time disclose that the Company's ratio of Funded Debt to EBITDA is greater than or equal to 1.0 to 1.0 as of the end of any fiscal quarter or fiscal year, the Company agrees to pay to the Agent for the benefit of Banks a nonrefundable commitment fee of One-Fourth of One Percent (1/4%) per annum on the average daily balance of the unused portion of the Commitment determined based upon the Commitment amount minus the sum of the principal amount of all Loans plus the face amount of all Letters of Credit from time to time outstanding hereunder for the next succeeding quarter during the Term hereof. Said fee shall be payable quarterly in arrears, on each July 30, October 30, January 30 and April 30 during the Term hereof, and on the last day of the Term hereof. Upon Agent's receipt of the Commitment Fee payable under this Section 2.6, the Agent shall promptly deliver to each Bank its Pro Rata Share of such Commitment Fee actually received by Agent.

         SECTION 2.7. Termination or Reduction of Commitment. The Company may, by notice to Agent, which notice Agent shall promptly deliver to Banks, terminate entirely at any time, or proportionately reduce from time to time by an aggregate amount of $500,000.00 or any larger multiple of $500,000.00, the unused portion of the Commitment; provided, however, that
(i) at no time shall the Commitment be reduced to a figure less than the total of the outstanding principal amount of all Loans, and (ii) at no time shall the Commitment be reduced to a figure greater than zero but less then $1,000,000.00. The respective Commitments of each of the Banks shall be reduced by such Bank's Pro Rata Share of the aggregate reduction made by the Company.

         SECTION 2.8. Payments Prior to Maturity.

                 (a) The Company may, upon notice to Agent specifying that it is paying its Prime Loans or Fed Funds Loans, pay without penalty or premium its Prime Loans or Fed Funds Loans in whole or in part at any time, or from time to time, by paying the principal amount to be paid together with accrued interest thereon to the date of payment; provided, however, that no such prepayment shall be made with respect to the Company's Fed Funds Loans which would leave the total outstanding principal balance of the Company's remaining Fed Funds Loans at greater than zero but less than $100,000.00.

                 (b) The Company may, upon at least two Eurocurrency Business Days' notice to Agent, in the case of Eurocurrency Loans, pay without penalty or premium on the last day of any Interest Period its Eurocurrency Loans to which such Interest Period applies, in whole, or in part, by paying the principal amount to be paid together with accrued interest thereon to the date of payment; provided, however, that the portion of any Eurocurrency Loan, which is not prepaid and which is to be extended for a new Interest Period, must be in a minimum principal amount of at least $1,000,000.00 or any larger multiple of $100,000.00. A notice of payment given to Agent pursuant to this subsection (b) shall not thereafter be revocable by the Company. The Company shall not be permitted to prepay any Eurocurrency Loan on any day other than the last day of an Interest Period.

                 (c) Agent shall promptly notify each of the Banks of its receipt of any notice of prepayment under Section 2.8(a) or 2.8(b) above.

         SECTION 2.9.  General Provisions as to Payments.

                 (a) All payments to be made by the Company under this Agreement shall be made to the Agent for value on the due date and in immediately available funds to the account of the Agent at 721 Locust Street, St. Louis, Missouri 63101 or to the account of the Agent at such other bank as the Agent may from time to time designate. All payments of interest and principal, whether voluntary or involuntary, from whatever source, including payments by reason of liquidation or collateral, setoff, bankruptcy proceedings or otherwise, and whether received by Agent or any of the Banks, shall be shared between the Banks in accordance with their respective Pro Rata Shares.

                 (b) Whenever any payment of principal of, or interest on, Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, Eurocurrency Loans shall be due on a day which is not a Eurocurrency Business Day, the date for payment thereof shall be extended to the next succeeding Eurocurrency Business Day, except that if the next succeeding Eurocurrency Business Day falls within a different calendar month, such payment shall be made on the next preceding Eurocurrency Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time.

                 (c) All payments to be made by the Company under this Agreement shall be made without setoff or counterclaim and without deduction for or on account of any present or future taxes or other charges unless the Company is compelled by law to make payment subject to such tax or other charge. All such taxes or other charges shall be paid by the Company for its own account prior to the date on which penalties attach thereto. The Company will indemnify the Agent and each of the Banks in respect of all such taxes and other charges. Should any such payment be subject to any tax or other charge, and the above provisions either cannot be effected or do not result in the Agent or the Banks actually receiving and remaining beneficially entitled to and in possession of an amount equal to the full amount provided for hereunder, the Company shall pay to the Agent, for itself or for the benefit of the Banks, as the case may be, such additional amounts as may be necessary to ensure that Agent and each of the Banks receive and remain in possession of and beneficially entitled to (free from any liability in respect of any deduction, withholding or payment other than in respect of any tax on the overall net income of Agent or the Banks) a net amount equal to the full amount which it would have received and retained had payment not been subject to such tax or other charge. The Company shall send to the Agent or the Banks such certificates or certified copy receipts as the Agent or the Banks shall reasonably require as proof of the payment by the Company of any taxes or other charges payable by the Company as a result of the provisions of this
Section 2.9(c).

         SECTION 2.10. Funding Losses. If the Company makes any payment of principal with respect to any Eurocurrency Loan (pursuant to Article 6 or 7 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or if the Company fails to borrow or pay any Eurocurrency Loans after notice has been given to Agent in accordance with
Section 2.2, 2.4, or 2.8(b), the Company shall reimburse the Agent and each of the Banks on demand for any resulting loss or expense incurred by them, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, and including loss of margin for the period after any such payment, provided that the Agent or such Bank, as the case may be, shall have delivered to the Company a certificate as to the amount and particulars of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.11. Computation of Interest. Interest on all Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

                                ARTICLE III
                          CONDITIONS TO BORROWINGS

         The obligations of each of the Banks to make Loans are subject to the performance by the Company of all of its obligations under this Agreement and to the satisfaction of the following further conditions:

         SECTION 3.1. All Borrowings. In the case of each Borrowing hereunder:

                 (a) Agent shall have received notice of such Borrowing as required by Section 2.2;

                 (b) On the date of, and as a result of such Borrowing, no Default or Event of Default shall have occurred and be continuing;

                 (c) On the date of, and as a result of such Borrowing, no material adverse change in the business, financial position or results of operation, of the Company and its Subsidiaries, taken as a whole, has occurred since the Effective Date and is continuing; and

                 (d) The representations and warranties of the Company contained in this Agreement shall be true on and as of the date of such Borrowing.

Each Borrowing by the Company hereunder shall be deemed to be a representation and warranty by the Company on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.

         SECTION 3.2. First Borrowing. In the case of the first Borrowing the following additional conditions must be met:

                 (a) Each Bank shall have received the duly executed Note of the Company payable to the order of such Bank in the amount of such Bank's Commitment, dated on or before the date of the first Borrowing;

                 (b) Each Bank shall have received the opinion of counsel for the Company, in the form of Exhibit F hereto;

                 (c) Agent shall have received the duly executed Subsidiary Guaranty of each of the Guarantors made in favor of all of the Banks, dated on or before the date of the first Borrowing;

                 (d) Agent shall have received all documents it may reasonably request relating to the existence of the Company (including without limitation certified copies of the Articles of Incorporation and Bylaws, and any amendments thereto), the corporate authority for and the validity of this Agreement and the Notes (including without limitation certified copies of corporate resolutions of the Board of Directors of the Company and incumbency certificates), and any other matters relevant hereto, all in form and substance satisfactory to Agent and each of the Banks; and

                 (e) Agent shall have received all documents it may reasonably request relating to the existence of each of the Guarantors (including without limitation certified copies of the Articles of Incorporation and Bylaws, and any amendments thereto), the corporate authority for and the validity of each such Guarantor's respective Subsidiary Guaranty (including without limitation certified copies of corporate resolutions of the Board of Directors of each such Guarantor and incumbency certificates), and any other matters relevant hereto, all in form and substance satisfactory to Agent and each of the Banks.

         The documents and opinions referred to in this Section shall be delivered to the Agent or the Banks, as applicable, on the date hereof.

         SECTION 3.3. All Letters of Credit. Notwithstanding any provision contained herein to the contrary, Agent shall have no obligation to issue any Letter of Credit hereunder unless:

                 (a) Agent shall have received a Letter of Credit Request for such Letter of Credit as required by Section 2.1B(a);

                 (b) Agent shall have received a Letter of Credit
Application for such Letter of Credit as required by Section 2.1B(a), duly executed by an authorized officer of the Company as account party;

                 (c) The Company shall have complied with all of the procedures and requirements set forth in Section 2.1B;

                 (d) On the date of and immediately after the issuance of such Letter of Credit, no Default or Event of Default under this Agreement shall have occurred and be continuing;

                 (e) No change in the properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole and having a material adverse effect shall have occurred since the date of this Agreement and be continuing;

                 (f) All of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date of the issuance of such Letter of Credit as if made on and as of the date of the issuance of such Letter of Credit; and

                 (g) Agent shall have received such other documents, certificates and agreements as it may reasonably request.

         Each request for the issuance of a Letter of Credit by the Company hereunder shall be deemed to be a representation and warranty by the Company on the date of the issuance of such Letter of Credit as to the facts specified in clauses (d), (e) and (f) of this Section 3.3,

                                 ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES

         SECTION 4.1. Representations and Warranties. The Company represents and warrants that:

                 (a) Corporate Existence and Power. The Company: (a) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, financial condition or operations.

                 (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Company of this Agreement, the Notes and the other documents contemplated hereby are within the corporate powers of the Company, have been duly authorized by all necessary corporate action and require no action by or in respect of, or filing with, any governmental body, agency or official. The execution, delivery, and performance by the Company of this Agreement, the Notes and the other documents contemplated hereby do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, and the Company is not now in default under or in violation of, the terms of the Articles of Incorporation or Bylaws of the Company, any applicable law, any rule, regulation, order, writ, judgment or decree of any court or government agency or instrumentality, or any agreement or instrument to which the Company is a party or by which it is bound or to which it is subject.

                 (c) Binding Effect. This Agreement has been duly executed and delivered and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, and the Notes and the other documents contemplated hereby, when executed and delivered in accordance with this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general.

                 (d) Financial Information.

                           (i) The balance sheet of the Company as of March 31, 1997 and the related statements of income, retained earnings and changes in financial position for the fiscal year then ended, reported on by KPMG Peat Marwick LLP, copies of which have been provided to Banks, fairly present, in conformity with generally accepted accounting principles, consistently applied, the financial position of the Company as of such date and the results of operations and changes in financial position for such fiscal year.

                           (ii) The unaudited balance sheet of the Company as of December 31, 1997, and the related unaudited internal statements of income for the period then ended, copies of which have been provided to Banks, present, substantially in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in paragraph
         (d)(i) of this Section, the financial position of the Company as of such date and the results of operations for such period (subject to normal year end adjustments).

                           (iii) Since December 31, 1997 there has been no material adverse change in the business, financial position or results of operations of the Company on a cumulative basis.

                 (e) Litigation. Except as disclosed in Schedule 4.1(e), there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its Subsidiaries, at law or in equity, or before or by any Federal, State or municipal court or arbitrator or any other governmental department, commission, board, bureau, agency, official or instrumentality, domestic or foreign, which are reasonably likely to result, either individually or collectively, in any material adverse change in the business, properties, operations or condition, financial or other, of the Company and its Subsidiaries taken as a whole, or in which there is a reasonable likelihood of recovery of an amount that exceeds $500,000.00.

                 (e) ERISA - Absence of Reportable Events. No Reportable Event as defined in ERISA and the rules and regulations thereunder has occurred and is continuing with respect to any employee benefit plan or other plan maintained for employees of the Company and covered by ERISA, which materially and adversely affects the ability of the Company to perform its obligations hereunder and under the Notes, and the minimum funding standards imposed by ERISA on each such plan have been satisfied.

                 (f) Tax Returns and Payment. The Company has filed all federal and state income tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, except for the filing of such returns, if any, in respect of which an extension of time for filing is in effect and except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any taxes or other governmental charges are, in the opinion of the Company, adequate.

                 (g) Not an Investment Company. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (h) Liens. At the date of this Agreement no Liens exist on any property of the Company other than those described on Schedule 4.1(i).

                 (i) Subsidiaries. The Company has the Subsidiaries described on Schedule 4.1(j) attached hereto.

                                 ARTICLE V
                                 COVENANTS

         SECTION 5.1. Covenants of the Company. The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid, unless the prior written consent of the Required Banks is obtained:

                 (a) Information. The Company will deliver to each of the
Banks:

                           (i) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company as of the end of such fiscal year and the related consolidated statements of income, retained earnings and changes in financial position for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by and accompanied by the unqualified opinion of independent public accountants of nationally recognized standing acceptable to Banks, accompanied by a letter from said accountants certifying that, to the best of their knowledge after due inquiry, no Default or Event of Default has occurred hereunder and is continuing as at the end of the fiscal year covered by said financial statements, and accompanied by an unaudited consolidating balance sheet and unaudited consolidating statement of income of the Company for such fiscal year certified to Banks by the Company's chief financial officer.

                           (ii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company as of the end of such quarter and the related consolidated statements of income, retained earnings and changes in financial position for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form, the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer of the Company;

                           (iii) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a Compliance Certificate of the chief financial officer of the Company, in the form attached hereto as Exhibit G and made a part hereof, accompanied by supporting financial work sheets where appropriate, and stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                           (iv) forthwith upon the occurrence of any Default or Event of Default, and in any event within five days after knowledge of such occurrence, a certificate of an officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                           (v) promptly upon the mailing thereof to the shareholders of the Company generally, and in any event within ten days after such mailing, copies of all financial statements, reports, proxy statements and other material information so mailed;

                           (vi) from time to time, with reasonable
         promptness, upon being informed by Banks of the purpose of the inquiry, such further information regarding the business, affairs and financial position of the Company as Agent or any Bank may reasonably request.

                 (b) Limitations on Liens. The Company will not create, assume, guarantee or suffer to exist any Debt secured by any Lien on any of the Company's accounts receivable, or any notes, instruments or other documents evidencing any such accounts receivable.

                 (c) Merger or Consolidation. The Company will not, and will not permit any Subsidiary to, merge or consolidate with any other person, except that:

                           (i) The Company may consolidate with or merge into any Person or permit any other Person to merge into, provided that immediately after giving effect thereto,

                           (1) The Company shall be the successor corporation;

                           (2) The Company shall be in compliance with all provisions of this Agreement; and

                           (3) The Company and the acquired Person, on a consolidated basis as determined after giving effect to any such Permitted Acquisition, have a net worth of not less than 100% of the Company's net worth determined immediately prior to said Acquisition;

                           (ii) Any Subsidiary may (i) merge into the Company or another wholly-owned Subsidiary or (ii) sell, transfer or lease all or any part of its assets to the Company or to another wholly-owned Subsidiary or (iii) merge into any Person which, as a result of such merger, concurrently become a wholly-owned Subsidiary.

                 (d) Sale of Assets. The Company will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of (collectively, a "Disposition") any assets, in one or a series of transactions, other than in the ordinary course of business, to any Person, other than the Company or any Subsidiary, if (1) in any fiscal year of the Company, after giving effect to such Disposition, the aggregate book value of all such assets sold, leased, transferred or otherwise disposed of in such fiscal year would exceed 10% of Consolidated Total Assets as of the end of the immediately preceding fiscal year or (2) if the assets constituting the Disposition contributed in excess of 15% to income of the Company and its Subsidiaries before income taxes and interest, as determined in accordance with generally accepted accounting principles, for the prior fiscal year; provided, that the aggregate book value of all assets sold, leased, transferred or otherwise disposed of pursuant to this paragraph 5.1(d) shall not exceed (i) 25% of Consolidated Total Assets as of December 31, 1997, plus (ii) the cumulative sum of the increase (or decrease) in Consolidated Total Assets as of the end of each subsequent fiscal year; provided, that, for purposes of this paragraph 5.1(d), in no year shall such increase exceed 10% of the prior year's Consolidated Total Assets. Notwithstanding the foregoing, the Company may make a Disposition and the book value of the assets shall not be required to be included in the foregoing computation if the Company shall, within one year after such Disposition, invest the net proceeds thereof in other tangible property of a similar nature and at least equivalent value (whether new, additional or replacement property but excluding property purchased as part of regular upkeep and maintenance) for use in the business of the Company and its Subsidiaries.

                 (e) Payment of Debt. The Company will pay any and all Debt payable or Guaranteed by the Company, and any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in accordance with the agreement or instrument relating to such Debt or Guarantee.

                 (f) Consultations and Inspections. Solely for the purpose of permitting Agent and Banks to determine compliance by the Company with this Agreement, the Company will permit Agent and/or Banks (and any Person appointed by Agent or any Bank to whom the Company does not reasonably object) to discuss the affairs, finances and accounts of the Company with the officers of the Company, all at such reasonable times and as often as may reasonably be requested. The Company will also permit inspection of its properties, books and records by Agent and Banks during normal business hours or at other reasonable times.

                 (g) Payment of Taxes; Corporate Existence; Maintenance of Properties; Insurance. The Company will:

                           (i) pay and discharge promptly all taxes, assessments and other governmental charges imposed upon it or any of its property; provided, however, that the Company shall not be required to pay any such tax, assessment or other governmental charge the payment of which is being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided, except that the Company will pay or cause to be paid all such taxes, assessments and governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond;

                           (ii) do all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchise and to be duly qualified to do business in all jurisdictions where the nature of its business requires such qualification;

                           (iii) maintain and keep its properties as a whole in good repair, working order and condition; provided, however, that nothing in this subsection (iii) shall prevent any abandonment of any of its properties which is not disadvantageous in any material respect to Banks and which, in the opinion of the management of the Company, is in the best interests of the Company; and

                           (iv) insure with responsible and reputable insurance companies its assets and business in such manner and to such extent as is customary with similar business enterprises of comparable size and subject to comparable hazards.

                 (h) Financial Covenants. The Company will:

                 (i) Have a Tangible Net Worth at all times of not less than:

                           (1) $95,000,000.00; plus

                           (2) The cumulative sum (without reduction for any losses) of Forty Percent (40%) of the Company's Net Income for each of its fiscal quarters ending after March 31, 1998.

         "Net Income" for purposes of this Section 5.1(h)(i) shall mean the Company's net income after taxes but before extraordinary gains, all determined in accordance with generally accepted accounting principles, consistently applied.

                           (ii) Have a ratio of Operating Cash Flow to Debt Service of not less than the following amounts during the periods set forth below:

                                                    Minimum Operating Cash
Period:                                              Flow to Debt Service:
------                                              ----------------------

March ___, 1998 through March 31, 1998                   2.50 to 1.0
April 1, 1998 through March 31, 1999                     2.75 to 1.0
April 1, 1999 through March 31, 2000                     3.00 to 1.0
April 1, 2000 and thereafter                             3.25 to 1.0

         As used herein the term "Operating Cash Flow" shall mean the Company's after-tax net income plus interest expense, plus depreciation, amortization, and operating lease rentals, as determined in accordance with generally accepted accounting principles consistently applied, for the four quarter period ending on the date of such calculation. As used herein the term "Debt Service" shall mean the Company's interest expense plus operating lease rentals plus other actual Off Balance Sheet Liabilities paid during the four quarter period ending on the date of such calculation, plus current maturities of long-term debt for the four quarter period following the date of such calculation, all as determined in accordance with generally accepted accounting principles. For purposes of said ratio, the amount of current maturities of long-term debt shall be taken from the balance sheet of the Company for the four quarter period then ended, and all other amounts shall be taken from the income statement of the Company for the four quarter period then ending. The term "Off Balance Sheet Liabilities" as used herein shall mean all payments of leases or other obligations assumed from customers under a service agreement to the extent such arrangements are not treated as operating leases, capitalized leases or long term debt.

                           (iii) Not incur any Funded Debt (other than
         Funded Debt existing as of December 31, 1997, Funded Debt under this Agreement and capitalized leases assumed by the Company after the date of this Agreement as a condition to a contract between the Company and one of its customers) in excess of $30,000,000.00 outstanding at any time during the Term hereof.

                           (iv) Deliver a certificate of the chief
         financial officer of the Company containing the financial ratio calculations required in clauses (i) through (iii) simultaneously with the financial statements referred to in Section 5.1(a)(i) and
         (ii).

                 (i) Maintenance of Books and Records. The Company will maintain its books and records in accordance with generally accepted accounting principles, consistently applied.

                 (j) Stock Redemptions and Distributions. With respect to its capital stock, the Company will not make any redemptions, stock repurchases, dividend distributions, or other distributions to its shareholders unless, immediately after giving effect to the proposed redemption, repurchase or distribution, such proposed redemption, repurchase or distribution, when aggregated with all other redemptions, repurchases and distributions made during the same fiscal year of the Company and any other events occurring with respect to the Company would not result in a violation of any covenant set forth in this Article.

                 (k) Transactions with Related Parties. The Company will not engage in any material transaction with any affiliated, related or parent company or any Subsidiary (except any wholly-owned Subsidiary of the Company) or any shareholder, director, officer, or beneficiary of a trust that is a shareholder of the Company unless such transaction is upon fair market terms, is not disadvantageous in any material respect to Banks, and has been approved by a majority of the disinterested directors of the Company (or, if none of such directors are disinterested, by a majority of the directors) as being in the best interests of the Company.

                 (l) Change in Fiscal Year. The Company will not change its fiscal year without the prior written consent of Banks.

                 (m) Compliance with Law. The Company will comply with any and all laws, ordinances and governmental rules and regulations to which it is subject and obtain any and all licenses, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain might materially adversely affect the condition or operation, financial or otherwise, of the Company.

                 (n) Notice of Subsequent Events. Forthwith upon the president or a principal financial officer of the Company obtaining knowledge of (i) any material adverse change in the condition or operation, financial or otherwise, of the Company, (ii) any default by the Company under or with respect to any instrument, contract or agreement to which the Company is a party or by which the Company is bound, (iii) any default by the Company under or with respect to any order, writ, injunction, decision or decree of any court, governmental authority or arbitral body to which the Company is a party or by which the Company is bound which materially adversely affects the Company's condition or operation, financial or otherwise, or (iv) any action or proceeding pending or, to the knowledge of the president or a principal financial officer of the Company, threatened against the Company before any court, governmental authority or arbitral body which, if decided adversely to the Company, would result in any material adverse change in the condition or operation, financial or otherwise, of the Company, the Company will deliver to Banks a written certificate signed by such officer specifying the nature thereof, the period of existence thereof and what action the Company has taken and proposes to take with respect thereto.

                 (o) Loans, Acquisitions and Investments. Neither the Company nor any Subsidiary of the Company will make any loans, advances or extensions of credit to, or purchase any stocks, bonds, notes, debentures or other securities of, make any investment in or any expenditures on behalf of, or in any manner assume liability (direct, contingent or otherwise) for the Indebtedness of any Person or make or suffer to exist any Acquisition of any Person, except for (i) Permitted Acquisitions, (ii) other Permitted Investments not to exceed $25,000,000.00 in the aggregate at any one time outstanding, (iii) loans to employees of the Company and its Subsidiaries in the ordinary course of business, and (iv) loans made to the selling shareholders of Direct Media/DMI, Inc. for purposes of assisting such selling shareholders in making personal income tax payments or paying other expenses arising in connection with the asset sale by Direct Media/DMI, Inc. and the note of the Company payable pursuant thereto.

         SECTION 5.2. Use of Proceeds. The Company agrees that none of such proceeds will be used in violation of any applicable law or regulation; and Company will not engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

                                 ARTICLE VI
                                  DEFAULTS

         SECTION 6.1.  Events of Default.  If:

                 (a) The Company shall fail to pay any principal of or interest on the Notes or any other amount payable by Company hereunder or under the Notes, within five (5) days after the due date thereof;

                 (b) The Company shall violate or fail to perform any of its covenants or agreements contained in Section 5.1 or Section 5.2 (other than Sections 5.1(e), 5.1(g) and 5.1(m));

                 (c) The Company shall fail to perform any term, covenant or agreement herein contained (other than those specified in clause (a) or (b)) for 30 days after written notice of Default is given to the Company by Agent;

                 (d) The Company shall have made any representation or warranty in or pursuant to this Agreement, or in any certificate or document delivered pursuant hereto, which shall have been materially incorrect, false or misleading when made;

                 (e) The Company shall fail (and such failure shall not have been cured or waived) to: (i) make any payment of principal of or premium, if any, or interest on any Funded Debt when due (whether at schedule maturity or by required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Funded Debt, or (ii) perform or observe any other provision, term or condition of, or any other default shall occur under, any agreement or instrument relating to any Funded Debt outstanding; in either case if the effect of such failure or default is to cause or permit such Funded Debt to be declared to be due and payable or otherwise accelerated, or to be required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

                 (f) The Company shall have entered against it by a court having jurisdiction in the premises a judgment in excess of $10,000.00, and the Company (or an insurer on behalf of the Company) shall not appeal or satisfy such judgment within the time permitted by law for an appeal of such judgment;

                 (g) The Company shall have filed against it an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company, or for any substantial part of its property, or for the winding-up or liquidation of its affairs and such involuntary case or proceeding shall remain unstayed and in effect for a period of 60 consecutive days, or if any order for relief is entered in any such case;

                 (h) The Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company, or for any substantial part of its property, or make any general assignment for the benefit of any of the foregoing;

                 (i) Any of the Letter of Credit Applications shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of any of the Letter of Credit Applications shall be contested or denied by the Company, or if the Company shall deny that it has any further liability or obligation under any of the Letter of Credit Applications or if the Company shall fail to comply with or observe any of the terms, provisions or conditions contained in any of the Letter of Credit Applications;

then, and in every such event (an "Event of Default") if such Event of Default still exists, Agent may, or upon direction of Banks or participants of Banks holding in excess of 51% of the then outstanding Commitments shall, by notice in writing to the Company terminate the Commitments of each of the Banks and declare each of the Notes to be and they shall thereupon forthwith become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided, however, that in the case of the occurrence of any Event of Default described in the foregoing clause (g) or (h) the Notes shall become due and payable forthwith without the requirement of any such notice, and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

                                ARTICLE VII
             CHANGE IN CIRCUMSTANCES AFFECTING FIXED RATE LOANS

         SECTION 7.1. Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

                 (a) By reason of circumstances affecting the London interbank Eurocurrency market, adequate and fair means do not exist for ascertaining the rate of interest payable pursuant to Section 2.5(c) in respect of such Eurocurrency Borrowing for such Interest Period; or

                 (b) Agent determines that deposits in Dollars (in the applicable amounts) are not being offered to any one or more of the Banks in the relevant London interbank Eurocurrency market for such Interest Period, or

                 (c) Agent determines that the London Interbank Offered Rate will not adequately and fairly reflect the cost to any one or more of the Banks of maintaining or funding the Eurocurrency Loans for such Interest Period,

Agent shall forthwith give notice thereof to the Company, whereupon until Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, (a) the obligations of Banks to make Eurocurrency Loans shall be suspended, and (b) the Company shall repay in full then outstanding principal amount of each of its Eurocurrency Loans, together with accrued interest thereon, on the last day of then current Interest Period applicable to such Loan. Concurrently with repaying each such Eurocurrency Loan pursuant to this Section, the Company shall borrow a Prime Loan or Fed Funds Loan in an equal principal amount from Banks, and Banks shall make such a Prime Loan or Fed Funds Loan, unless the Company notifies Agent at least one Domestic Business Day before the date of such repayment that it elects not to borrow any Prime Loans or Fed Funds Loans on such date.

         SECTION 7.2. Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any one or more of the Banks with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any one or more of the Banks to make, maintain or fund its Eurocurrency Loans to the Company, such Bank shall forthwith give notice thereof to the Agent and Agent shall give notice thereof to the Company. Upon receipt of such notice, the Company shall repay in full then outstanding principal amount of each of its Eurocurrency Loans, together with accrued interest thereon, on either (a) the last day of then current Interest Period applicable to such Eurocurrency Loan if such Bank may lawfully continue to maintain and fund such Eurocurrency Loan to such day or (b) immediately if such Bank may not lawfully continue to fund and maintain such Eurocurrency Loan to such day. Concurrently with repaying each Eurocurrency Loan of Bank, the Company shall borrow a Prime Loan in an equal principal amount from Banks, and Banks shall make such a Prime Loan.

         SECTION 7.3.  Increased Cost.

                 (a) If (i) Regulation D or (ii) after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any one or more of the Banks with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Regulatory Change"):

                           (A) shall subject any such Bank to any tax, duty or other charge with respect to its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans or shall change the basis of taxation of payments to any such Bank of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of any such Bank imposed by the jurisdiction in which such Bank's principal executive office is located); or

                           (B) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, capital or similar requirement against assets of, deposits with or for the account of, or credit extended or committed to be extended by, any such Bank or shall impose on any such Bank or on the United States market for certificates of deposit or the interbank market for Eurocurrency deposits any other condition affecting any such Bank's Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D, to impose a cost on) any Bank of making or maintaining any Fixed Rate Loan or to reduce the amount of any sum received or receivable by any Bank under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, and if such Bank is not otherwise fully compensated for such cost or reduction by virtue of the inclusion of the reference to "Reserve Percentage" in the calculation of the interest rate applicable to Fixed Rate Loans, then, within 15 days after demand by such Bank, the Company shall pay for the account of such Bank as additional interest, such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Each Bank will promptly notify the Agent, who in turn shall promptly notify the Company of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section. A certificate of such Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. Upon reasonable request of the Company, each Bank claiming additional compensation under this Section shall provide to the Company additional information with respect to the determination of such additional amount or amounts. In determining such amount or amounts, Banks may use any reasonable averaging and attribution methods.

                 (b) If any Bank demands compensation under this Section, the Company may at any time, upon at least two Eurocurrency Business Days' prior notice to the Agent, repay in full its then outstanding Eurocurrency Loans from such Bank, together with accrued interest thereon to the date of prepayment and any other amounts due under Section 2.10. Concurrently with repaying such Fixed Rate Loans, the Company may borrow a Prime Loan in an amount equal to the aggregate principal amount of such Fixed Rate Loans, and such Bank shall make such a Prime Loan.

         SECTION 7.4. Prime Loans Substituted for Affected Fixed Rate Loans. If notice has been given by any Bank pursuant to Section 7.2 or by the Company pursuant to Section 7.3 requiring Fixed Rate Loans to be repaid, then, unless and until such Bank or the Agent notifies the Company that the circumstances giving rise to such repayment no longer apply:

                 (a) All Loans which would otherwise be made as Eurocurrency Loans shall be made instead as Prime Loans, and

                 (b) After each of the Eurocurrency Loans to the Company has been so repaid, all payments and prepayments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Prime Loans instead.

Agent shall notify the Company if and when the circumstances giving rise to such repayment no longer apply.

         SECTION 7.5.  Indemnity.

                 (a) In addition to the payment of expenses pursuant to
Section 9.3 below, the Company agrees to indemnify, pay and hold Agent and Banks and the officers, directors, employees, agents, affiliates and participants of each of them (collectively, called the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto); that may be imposed on, incurred by or asserted against the Indemnitees in any manner related to or arising out of this Agreement, the Notes or any other agreement executed and delivered by the Company in connection herewith, the statements contained in any commitment letters delivered by Banks or Agent, Banks' agreements to make loans hereunder, or the use or intended use of the proceeds of any of the loans hereunder (the "Indemnified Liabilities"); provided, however, that the Company shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnifications set out in this Section 7.5(a) shall survive satisfaction and payment of the Loans and other obligations of the Company hereunder and the termination of this Agreement.

                 (b) The above indemnities shall constitute separate and independent obligations of the Company from its other obligations hereunder and shall apply irrespective of any indulgence granted by the Agent or any of the Banks.

                                ARTICLE VIII
                                 THE AGENT

         SECTION 8.1. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Transaction Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 8.2 Agent and Affiliates. Mercantile shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Mercantile and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any of its Subsidiaries or affiliates as if it were not the Agent hereunder.

         SECTION 8.3. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article 6.

         SECTION 8.4. Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 8.5. Liability of Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of each of the Banks, or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Company; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other Transaction Document. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 8.6. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent (to the extent not reimbursed by the Company) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder.

         SECTION 8.7. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 8.8. Resignation of Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Company. Upon any such resignation, the Company, with the consent of the Banks, shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Company, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000.00. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation as Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         SECTION 8.9. Agent's Fee. In consideration of the services of the Agent hereunder, the Company shall pay to the Agent, solely for its account, a quarterly fee in an amount to be agreed upon between the Company and the Agent, which fee shall be due and payable on the last day of each March, June, September and December during the Term hereof.

                                 ARTICLE IX
                               MISCELLANEOUS

         SECTION 9.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex or similar writing) and shall be given to such party at its address or telex number set forth on the signature pages hereof or such other address or telex number as such party may hereafter specify for the purpose by notice to Agent or the Company as the case may be. Each such notice, request or other communication shall be effective (a) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answer-back is received upon completion of transmission, (b) if given by mail, 72 hours after such communication is deposited in the mails with appropriate first class, certified or registered postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent and/or the Banks under Section 2.2, 2.4, 2.6, 2.7 or Article 7 shall not be effective until received.

         SECTION 9.2. No Waivers. No failure or delay by the Agent or any of the Banks in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other right, power or privilege. The rights and remedies provided herein and in the other documents contemplated hereby shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.3.  Expenses; Documentary Taxes.

                 (a) The Company agrees to pay (i) all out-of-pocket expenses of each of the Banks in connection with the preparation of this Agreement, including reasonable fees and disbursements of Thompson Coburn, counsel for Agent, within 30 days of receipt of a statement therefor, (ii) all reasonable out-of-pocket expenses of the Agent and each of the Banks in connection with the preparation of any waiver or consent hereunder or any amendment hereof or any default or alleged default by the Company hereunder, including fees and disbursements of Thompson Coburn, counsel for Agent, within 30 days of receipt of a statement therefor, and (iii) if a Default or an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and each of the Banks, including fees and disbursements of counsel retained by Agent or of attorneys who are employees of Agent and/or any of its affiliates, in connection with such Default or Event of Default and collection and other enforcement proceedings resulting therefrom. The Company shall indemnify the Agent and each of the Banks against any transfer taxes, documentary taxes or similar assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

                 (b) The obligations of the Company under this Section shall be continuing and survive any termination of this Agreement.

         SECTION 9.4. Participations. Each Bank may sell to one or more other Persons a participation in all or any part of its Commitment and any Loan held by it, in which event each such participant shall be entitled to the rights and benefits of this Agreement to the extent of its participation in such Loan or such Bank's Commitment, as the case may be, as if (and the Company shall be directly obligated to such participant under such provision as if) such participant were a "Bank" except only to the extent provided under the Participation Agreement between such selling Bank and such participant(s), but such participant shall not have any other rights or benefits under this Agreement or the Notes. The Banks agree to notify the Company of any participations sold by delivering a copy of such Participation Agreement to the Company. In the event any Bank sells a participation, it shall not be obligated to the participant under the Participation Agreement to take or refrain from taking any action hereunder or under the Notes, except that such Bank may agree in the Participation Agreement, that it will not, without the consent of the participant, agree to (i) the increase or extension of the term, or the extension of the time or waiver of any requirement for the reduction or termination, of such Bank's Commitment, (ii) the extension of any date fixed for the payment of principal of or interest on the related Loan or Loans or of the commitment fee, (iii) the reduction of any payment of principal thereof, or (iv) the reduction of the rate at which either interest is payable thereon or (if the participant is entitled to any part thereof) the commitment fee is payable hereunder to a level below the rate at which the participant is entitled to receive interest or such fee (as the case may be) in respect of such participation.

         SECTION 9.5. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company, the Agent and the Banks. The Agent's or any Bank's failure at any time or times hereafter to require strict performance by the Company or failure to enforce the Agent's or such Bank's rights under any provision of this Agreement shall not waive, affect or diminish any right of the Agent or such Bank, as applicable, thereafter to demand strict compliance and performance therewith or to enforce the Agent's or such Bank's rights.

         NOTICE: ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT THE COMPANY, THE AGENT AND THE BANKS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS THE COMPANY, THE AGENT AND THE BANKS REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN THE COMPANY, THE AGENT AND THE BANKS, EXCEPT AS THE COMPANY, THE AGENT AND THE BANKS MAY LATER AGREE IN WRITING TO MODIFY SUCH AGREEMENT.

         SECTION 9.6. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or otherwise transfer any of its rights or obligation under this Agreement.

         SECTION 9.7. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         SECTION 9.8. Missouri Law. This Agreement and the Notes are submitted for acceptance at Agent's principal place of business in St. Louis, Missouri and shall not be binding upon the Agent or the Banks or become effective until executed by the Agent and/or the Banks, as applicable, at said place of business. When so executed, this Agreement and the Notes shall be deemed to have been made at said place of business. This Agreement, the Notes and any other document delivered hereunder shall be construed in accordance with and governed by the internal laws of the State of Missouri.

         SECTION 9.9. CHOICE OF FORUM; WAIVER OF JURY TRIAL. TO INDUCE THE AGENT AND THE BANKS TO ACCEPT THIS AGREEMENT, THE COMPANY, IRREVOCABLY, AGREES THAT ANY ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT AND THE NOTE MAY BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF ST. LOUIS, STATE OF MISSOURI. THE COMPANY HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT IN ACCORDANCE WITH THIS SECTION. THE COMPANY, AGENT AND THE BANKS IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH THE COMPANY, AND THE AGENT OR ANY OF THE BANKS ARE PARTIES.

         SECTION 9.10. Resurrection of Obligations. To the extent that any Bank receives any payment on account of the Company's liabilities, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) received, the Company's liabilities, or part thereof intended to be satisfied, shall be revived and continue in full force and effect, as if such payment(s) had not been received by such Bank and applied on account of the Company's liabilities.

         SECTION 9.11. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Agent shall have received counterparts hereof signed by each of the parties hereto.

         SECTION 9.12. Continuing Obligations. This Agreement amends the Prior Credit Agreement and is not a novation thereof. All principal and accrued and unpaid interest and other amounts due under such Prior Credit Agreement or any promissory notes executed and delivered by the Company pursuant thereto shall continue to be due and payable under this Agreement and the Notes issued to Mercantile, NationsBank and Chase pursuant hereto until such amounts have been paid in full.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         ACXIOM CORPORATION


                                         By: /s/ Robert S. Bloom
                                             --------------------------------
                                             Robert S. Bloom, Group Executive
                                             and Chief Financial Officer
                                             301 Industrial Boulevard
                                            Conway, Arkansas  72032


Commitment:                              MERCANTILE BANK
$32,500,000.00                           NATIONAL ASSOCIATION


                                         By: /s/ Donald A. Adam
                                             ------------------------------
                                             Donald A. Adam, Vice President
                                             721 Locust Street
                                             St. Louis, Missouri  63101
                                             Telex Number:  442300


Commitment:                              CHASE BANK OF TEXAS, N.A.
$32,500,000.00

                                         By: /s/ Ana Moreira
                                             ---------------------------
                                             Ana Moreira, Vice President
                                             2200 Ross Avenue, 3rd Floor
                                             Dallas, Texas  75201
                                             Telex:  ____________________


Commitment:                              NATIONSBANK, N. A.
$30,000,000.00

                                         By: /s/ Delaney A. Burgdoerfer
                                            ----------------------------
                                            Delaney A. Burgdoerfer, Vice
                                              President
                                            901 Main Street, 67th Floor
                                            Dallas, Texas  75283
                                            Telex:  ________________________


Commitment:                              FIRST AMERICAN NATIONAL BANK
$15,000,000.00

                                         By: /s/ Elizabeth H. Vaughn
                                            ---------------------------------
                                             Elizabeth H. Vaughn, Senior Vice
                                               President
                                             6000 Poplar Avenue, Suite 300
                                             Memphis, Tennessee  38119
                                             Telex:  ________________________


Commitment:                              FIRST COMMERCIAL BANK, N. A.
$15,000,000.00

                                         By: /s/ Franklin Shirrell
                                            ----------------------------------
                                             Franklin Shirrell, Vice President
                                             Capitol and Broadway
                                             Little Rock, Arkansas  72201
                                             Telex:  ________________________


                                         MERCANTILE BANK NATIONAL
                                         ASSOCIATION, AS ADMINISTRATIVE
                                         AND DOCUMENTATION AGENT


                                         By: /s/ Donald A. Adam
                                            -------------------------------
                                             Donald A. Adam, Vice President
                                             721 Locust Street
                                             St. Louis, Missouri  63101
                                             Telex:  442300


                                         CHASE BANK OF TEXAS,
                                         N. A., AS SYNDICATION AGENT


                                         By: /s/ Ana Moreira
                                            ----------------------------
                                             Ana Moreira, Vice President
                                             2200 Ross Avenue, 3rd Floor
                                             Dallas, Texas  75201
                                             Telex:  ____________________





                                 EXHIBIT A

                              PROMISSORY NOTE


$32,500,000.00                                          St. Louis, Missouri
                                                            March ___, 1998


                  FOR VALUE RECEIVED, ACXIOM CORPORATION, a Delaware corporation ("Borrower"), hereby promises to pay to the order of Mercantile Bank National Association, a national banking association ("Bank") on January 31, 2003, the lesser of (a) Thirty Two Million Five Hundred Thousand Dollars ($32,500,000.00), or (b) the aggregate unpaid principal amount of all Loans made by Bank to Borrower in accordance with the terms hereof, and including, but not limited to, Bank's Pro Rata Share of any Loans made pursuant to Section 2.1B of the Second Amended and Restated Credit Agreement (herein defined) in connection with any draws made under any Letters of Credit issued for Borrower's account. The aggregate principal amount which Bank may have outstanding hereunder, plus the amount of Bank's Pro Rata Share in any Letters of Credit issued for Borrower's account, at any one time shall not exceed Thirty Two Million Five Hundred Thousand Dollars ($32,500,000.00) at any time, which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, prior to January 31, 2003 subject to the terms and conditions hereof and of that certain Second Amended and Restated Credit Agreement dated as of March ___, 1998 made by and between Borrower, Mercantile Bank National Association, as Administrative and Documentation Agent (the "Agent"), Chase Bank of Texas,
N. A., as Syndication Agent (the "Syndication Agent"), and the Banks named therein (as amended from time to time, the "Credit Agreement").

                  Additionally, Borrower promises to pay to the order of Bank all accrued interest owing on the principal amount of all Loan advances outstanding hereunder. Advances hereunder shall bear interest at the rate per annum equal to such of the following as the Borrower, at its option, shall select:

                 (a) the interest rate announced from time to time by Agent as its "Prime Rate" on commercial loans, which rate shall fluctuate as and when said Prime Rate shall change, or

                 (b) the overnight rate equal to the rate quoted by Agent as its daily "Opening Fed Funds Rate" plus the then applicable Fed Funds Margin, which interest rate shall fluctuate as and when said "Opening Fed Funds Rate" shall change, or

                 (c) the London Interbank Offered Rate (as defined in the Credit Agreement) plus the then applicable Eurocurrency Margin for the applicable Interest Period, determined in each case as of the date of a Prime Rate Loan or a Fed Funds Rate Loan made hereunder, or the commencement of a Interest Period for Eurocurrency Loans, as the case may be. Said interest shall be payable on the dates provided in the Credit Agreement. After maturity, the unpaid principal hereof shall bear interest at a rate per annum equal to three percent (3%) in excess of the interest rate announced from time to time by Agent as its "Prime Rate" on commercial loans, which rate shall fluctuate as and when said Prime Rate shall change.

                  Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed for all Loans made hereunder. Payments of principal, interest and fees shall be made in lawful money of the United States of America in immediately available funds at the office of Agent situated at 721 Locust Street, St. Louis, Missouri 63101 or at such other place as the holder of this Note may designate, and such payments shall be applied to the payment of interest or principal (or any combination of the foregoing) owing on this Note in such order as Bank (or such holder) shall determine.

                  All advances and all principal payments made hereunder may be endorsed by the Bank on the sheet attached to this Note; provided, however that the obligation of Borrower to repay each advance made hereunder shall be absolute and unconditional, notwithstanding any failure of Bank to endorse or any mistake by Bank in connection with endorsement on the sheet attached to this Note or to give to Borrower or receive from Borrower any notice or confirmation of each advance.

                  Borrower shall be privileged to prepay in whole or in part the principal outstanding hereunder; provided, however, that (subject to the right of Bank to accelerate payment hereunder) any Eurocurrency Loan may be prepaid only at the expiration of the applicable Interest Period; and provided further, however, that on any such prepayment, the Borrower shall also pay all interest accrued on the principal amount being prepaid to and including the date of such prepayment.

                  Consistent with the terms of this Note, the Agent shall determine each interest rate applicable to the advances hereunder, which determination shall be conclusive in the absence of manifest error.

                  This Note is one of the Notes referred to in the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of certain stated events and also for prepayments on account of principal hereof and interest hereon prior to the maturity hereof upon the terms and conditions specified therein. Terms defined in the Credit Agreement are used herein with the same meanings.

                  In the event that any payment due hereunder shall not be paid when due, whether by reason of demand or otherwise, and this Note shall be placed in the hands of an attorney for collection hereof, Borrower agrees to pay in addition to all other amounts due hereon the costs and expenses of collection, including reasonable attorneys' fees and expenses, whether or not litigation is commenced in aid thereof. Borrower hereby waives presentment, demand, protest, notice of protest and notice of dishonor.

                  This Note shall be governed by and construed in accordance with the internal laws of the State of Missouri.

                                        ACXIOM CORPORATION



                                        By:__________________________________
                                           Robert S. Bloom
                                           Group Executive and Chief
                                             Financial Officer




                                  G-R-I-D

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     Advances                   Principal Payments
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                                                                        Unpaid                    Notation
                                                                   Principal Balance               Made By
                             Rate
Date        Amount          Period        Date      Amount
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


                                 EXHIBIT B

                              PROMISSORY NOTE


$32,500,000.00                                           St. Louis, Missouri
                                                             March ___, 1998


                  FOR VALUE RECEIVED, ACXIOM CORPORATION, a Delaware corporation ("Borrower"), hereby promises to pay to the order of Chase Bank of Texas, N. A., a national banking association ("Bank") on January 31, 2003, the lesser of (a) Thirty Two Million Five Hundred Thousand Dollars ($32,500,000.00), or (b) the aggregate unpaid principal amount of all Loans made by Bank to Borrower in accordance with the terms hereof, and including, but not limited to, Bank's Pro Rata Share of any Loans made pursuant to Section 2.1B of the Second Amended and Restated Credit Agreement (herein defined) in connection with any draws made under any Letters of Credit issued for Borrower's account. The aggregate principal amount which Bank may have outstanding hereunder, plus the amount of Bank's Pro Rata Share of the risk participation in any Letters of Credit issued for Borrower's account, at any one time shall not exceed Thirty Two Million Five Hundred Thousand Dollars ($32,500,000.00) at any time, which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, prior to January 31, 2003 subject to the terms and conditions hereof and of that certain Second Amended and Restated Credit Agreement dated as of March ___, 1998 made by and between Borrower, Mercantile Bank National Association, as Administrative and Documentation Agent (the "Agent"), Chase Bank of Texas,
N. A., as Syndication Agent (the "Syndication Agent"), and the Banks named therein (as amended from time to time, the "Credit Agreement").

                  Additionally, Borrower promises to pay to the order of Bank all accrued interest owing on the principal amount of all Loan advances outstanding hereunder. Advances hereunder shall bear interest at the rate per annum equal to such of the following as the Borrower, at its option, shall select:

                 (a) the interest rate announced from time to time by Agent as its "Prime Rate" on commercial loans, which rate shall fluctuate as and when said Prime Rate shall change, or

                 (b) the overnight rate equal to the rate quoted by Agent as its daily "Opening Fed Funds Rate" plus the then applicable Fed Funds Margin, which interest rate shall fluctuate as and when said "Opening Fed Funds Rate" shall change, or

                 (c) the London Interbank Offered Rate (as defined in the Credit Agreement) plus the then applicable Eurocurrency Margin for the applicable Interest Period, determined in each case as of the date of a Prime Rate Loan or a Fed Funds Rate Loan made hereunder, or the commencement of a Interest Period for Eurocurrency Loans, as the case may be. Said interest shall be payable on the dates provided in the Credit Agreement. After maturity, the unpaid principal hereof shall bear interest at a rate per annum equal to three percent (3%) in excess of the interest rate announced from time to time by Agent as its "Prime Rate" on commercial loans, which rate shall fluctuate as and when said Prime Rate shall change.

                  Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed for all Loans made hereunder. Payments of principal, interest and fees shall be made in lawful money of the United States of America in immediately available funds at the office of Agent situated at 721 Locust Street, St. Louis, Missouri 63101 or at such other place as the holder of this Note may designate, and such payments shall be applied to the payment of interest or principal (or any combination of the foregoing) owing on this Note in such order as Bank (or such holder) shall determine.

                  All advances and all principal payments made hereunder may be endorsed by the Bank on the sheet attached to this Note; provided, however that the obligation of Borrower to repay each advance made hereunder shall be absolute and unconditional, notwithstanding any failure of Bank to endorse or any mistake by Bank in connection with endorsement on the sheet attached to this Note or to give to Borrower or receive from Borrower any notice or confirmation of each advance.

                  Borrower shall be privileged to prepay in whole or in part the principal outstanding hereunder; provided, however, that (subject to the right of Bank to accelerate payment hereunder) any Eurocurrency Loan may be prepaid only at the expiration of the applicable Interest Period; and provided further, however, that on any such prepayment, the Borrower shall also pay all interest accrued on the principal amount being prepaid to and including the date of such prepayment.

                  Consistent with the terms of this Note, the Agent shall determine each interest rate applicable to the advances hereunder, which determination shall be conclusive in the absence of manifest error.

                  This Note is one of the Notes referred to in the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of certain stated events and also for prepayments on account of principal hereof and interest hereon prior to the maturity hereof upon the terms and conditions specified therein. Terms defined in the Credit Agreement are used herein with the same meanings.

                  In the event that any payment due hereunder shall not be paid when due, whether by reason of demand or otherwise, and this Note shall be placed in the hands of an attorney for collection hereof, Borrower agrees to pay in addition to all other amounts due hereon the costs and expenses of collection, including reasonable attorneys' fees and expenses, whether or not litigation is commenced in aid thereof. Borrower hereby waives presentment, demand, protest, notice of protest and notice of dishonor.

                  This Note shall be governed by and construed in accordance with the internal laws of the State of Missouri.

                                          ACXIOM CORPORATION



                                          By:___________________________
                                             Robert S. Bloom
                                             Group Executive and Chief
                                               Financial Officer





                                  G-R-I-D

---------------------------------------------------------------------------------------------------------------
              Advances                   Principal Payments
-------------------------------          ------------------
                                                                        Unpaid                    Notation
                                                                   Principal Balance               Made By
                             Rate
Date        Amount          Period        Date      Amount
---------------------------------------------------------------------------------------------------------------

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



                                 EXHIBIT C

                              PROMISSORY NOTE


$30,000,000.00                                          St. Louis, Missouri
                                                            March ___, 1998


                  FOR VALUE RECEIVED, ACXIOM CORPORATION, a Delaware corporation ("Borrower"), hereby promises to pay to the order of NationsBank, N. A., a national banking association ("Bank") on January 31, 2003, the lesser of (a) Thirty Million Dollars ($30,000,000.00), or (b) the aggregate unpaid principal amount of all Loans made by Bank to Borrower in accordance with the terms hereof, and including, but not limited to, Bank's Pro Rata Share of any Loans made pursuant to Section 2.1B of the Second Amended and Restated Credit Agreement (herein defined) in connection with any draws made under any Letters of Credit issued for Borrower's account. The aggregate principal amount which Bank may have outstanding hereunder, plus the amount of Bank's Pro Rata Share of the risk participation in any Letters of Credit issued for Borrower's account, at any one time shall not exceed Thirty Million Dollars ($30,000,000.00) at any time, which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, prior to January 31, 2003 subject to the terms and conditions hereof and of that certain Second Amended and Restated Credit Agreement dated as of March ___, 1998 made by and between Borrower, Mercantile Bank National Association, as Administrative and Documentation Agent (the "Agent"), Chase Bank of Texas,
N. A., as Syndication Agent (the "Syndication Agent"), and the Banks named therein (as amended from time to time, the "Credit Agreement").

                  Additionally, Borrower promises to pay to the order of Bank all accrued interest owing on the principal amount of all Loan advances outstanding hereunder. Advances hereunder shall bear interest at the rate per annum equal to such of the following as the Borrower, at its option, shall select:

                 (a) the interest rate announced from time to time by Agent as its "Prime Rate" on commercial loans, which rate shall fluctuate as and when said Prime Rate shall change, or

                 (b) the overnight rate equal to the rate quoted by Agent as its daily "Opening Fed Funds Rate" plus the then applicable Fed Funds Margin, which interest rate shall fluctuate as and when said "Opening Fed Funds Rate" shall change, or

                 (c) the London Interbank Offered Rate (as defined in the Credit Agreement) plus the then applicable Eurocurrency Margin for the applicable Interest Period, determined in each case as of the date of a Prime Rate Loan or a Fed Funds Rate Loan made hereunder, or the commencement of a Interest Period for Eurocurrency Loans, as the case may be. Said interest shall be payable on the dates provided in the Credit Agreement. After maturity, the unpaid principal hereof shall bear interest at a rate per annum equal to three percent (3%) in excess of the interest rate announced from time to time by Agent as its "Prime Rate" on commercial loans, which rate shall fluctuate as and when said Prime Rate shall change.

                  Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed for all Loans made hereunder. Payments of principal, interest and fees shall be made in lawful money of the United States of America in immediately available funds at the office of Agent situated at 721 Locust Street, St. Louis, Missouri 63101 or at such other place as the holder of this Note may designate, and such payments shall be applied to the payment of interest or principal (or any combination of the foregoing) owing on this Note in such order as Bank (or such holder) shall determine.

                  All advances and all principal payments made hereunder may be endorsed by the Bank on the sheet attached to this Note; provided, however that the obligation of Borrower to repay each advance made hereunder shall be absolute and unconditional, notwithstanding any failure of Bank to endorse or any mistake by Bank in connection with endorsement on the sheet attached to this Note or to give to Borrower or receive from Borrower any notice or confirmation of each advance.

                  Borrower shall be privileged to prepay in whole or in part the principal outstanding hereunder; provided, however, that (subject to the right of Bank to accelerate payment hereunder) any Eurocurrency Loan may be prepaid only at the expiration of the applicable Interest Period; and provided further, however, that on any such prepayment, the Borrower shall also pay all interest accrued on the principal amount being prepaid to and including the date of such prepayment.

                  Consistent with the terms of this Note, the Agent shall determine each interest rate applicable to the advances hereunder, which determination shall be conclusive in the absence of manifest error.

                  This Note is one of the Notes referred to in the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of certain stated events and also for prepayments on account of principal hereof and interest hereon prior to the maturity hereof upon the terms and conditions specified therein. Terms defined in the Credit Agreement are used herein with the same meanings.

                  In the event that any payment due hereunder shall not be paid when due, whether by reason of demand or otherwise, and this Note shall be placed in the hands of an attorney for collection hereof, Borrower agrees to pay in addition to all other amounts due hereon the costs and expenses of collection, including reasonable attorneys' fees and expenses, whether or not litigation is commenced in aid thereof. Borrower hereby waives presentment, demand, protest, notice of protest and notice of dishonor.

                  This Note shall be governed by and construed in accordance with the internal laws of the State of Missouri.

                                           ACXIOM CORPORATION



                                           By: _____________________________
                                              Robert S. Bloom
                                              Group Executive and Chief
                                                Financial Officer




                                  G-R-I-D

----------------------------------------------------------------------------------------------------------------
              Advances                  Principal Payments
------------------------------          ------------------
                                                                     Unpaid                   Notation
                                                                Principal Balance              Made By
                             Rate
Date        Amount          Period       Date      Amount
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

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



                                 EXHIBIT D

                              PROMISSORY NOTE


$15,000,000.00                                           St. Louis, Missouri
                                                             March ___, 1998


                  FOR VALUE RECEIVED, ACXIOM CORPORATION, a Delaware corporation ("Borrower"), hereby promises to pay to the order of First American National Bank, a national bank ("Bank") on January 31, 2003, the lesser of (a) Fifteen Million Dollars ($15,000,000.00), or (b) the aggregate unpaid principal amount of all Loans made by Bank to Borrower in accordance with the terms hereof, and including, but not limited to, Bank's Pro Rata Share of any Loans made pursuant to Section 2.1B of the Second Amended and Restated Credit Agreement (herein defined) in connection with any draws made under any Letters of Credit issued for Borrower's account. The aggregate principal amount which Bank may have outstanding hereunder, plus the amount of Bank's Pro Rata Share of the risk participation in any Letters of Credit issued for Borrower's account, at any one time shall not exceed Fifteen Million Dollars ($15,000,000.00) at any time, which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, prior to January 31, 2003 subject to the terms and conditions hereof and of that certain Second Amended and Restated Credit Agreement dated as of March ___, 1998 made by and between Borrower, Mercantile Bank National Association, as Administrative and Documentation Agent (the "Agent"), Chase Bank of Texas,
N. A., as Syndication Agent (the "Syndication Agent"), and the Banks named therein (as amended from time to time, the "Credit Agreement").

                  Additionally, Borrower promises to pay to the order of Bank all accrued interest owing on the principal amount of all Loan advances outstanding hereunder. Advances hereunder shall bear interest at the rate per annum equal to such of the following as the Borrower, at its option, shall select:

                 (a) the interest rate announced from time to time by Agent as its "Prime Rate" on commercial loans, which rate shall fluctuate as and when said Prime Rate shall change, or

                 (b) the overnight rate equal to the rate quoted by Agent as its daily "Opening Fed Funds Rate" plus the then applicable Fed Funds Margin, which interest rate shall fluctuate as and when said "Opening Fed Funds Rate" shall change, or

                 (c) the London Interbank Offered Rate (as defined in the Credit Agreement) plus the then applicable Eurocurrency Margin for the applicable Interest Period, determined in each case as of the date of a Prime Rate Loan or a Fed Funds Rate Loan made hereunder, or the commencement of a Interest Period for Eurocurrency Loans, as the case may be. Said interest shall be payable on the dates provided in the Credit Agreement. After maturity, the unpaid principal hereof shall bear interest at a rate per annum equal to three percent (3%) in excess of the interest rate announced from time to time by Agent as its "Prime Rate" on commercial loans, which rate shall fluctuate as and when said Prime Rate shall change.

                  Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed for all Loans made hereunder. Payments of principal, interest and fees shall be made in lawful money of the United States of America in immediately available funds at the office of Agent situated at 721 Locust Street, St. Louis, Missouri 63101 or at such other place as the holder of this Note may designate, and such payments shall be applied to the payment of interest or principal (or any combination of the foregoing) owing on this Note in such order as Bank (or such holder) shall determine.

                  All advances and all principal payments made hereunder may be endorsed by the Bank on the sheet attached to this Note; provided, however that the obligation of Borrower to repay each advance made hereunder shall be absolute and unconditional, notwithstanding any failure of Bank to endorse or any mistake by Bank in connection with endorsement on the sheet attached to this Note or to give to Borrower or receive from Borrower any notice or confirmation of each advance.

                  Borrower shall be privileged to prepay in whole or in part the principal outstanding hereunder; provided, however, that (subject to the right of Bank to accelerate payment hereunder) any Eurocurrency Loan may be prepaid only at the expiration of the applicable Interest Period; and provided further, however, that on any such prepayment, the Borrower shall also pay all interest accrued on the principal amount being prepaid to and including the date of such prepayment.

                  Consistent with the terms of this Note, the Agent shall determine each interest rate applicable to the advances hereunder, which determination shall be conclusive in the absence of manifest error.

                  This Note is one of the Notes referred to in the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of certain stated events and also for prepayments on account of principal hereof and interest hereon prior to the maturity hereof upon the terms and conditions specified therein. Terms defined in the Credit Agreement are used herein with the same meanings.

                  In the event that any payment due hereunder shall not be paid when due, whether by reason of demand or otherwise, and this Note shall be placed in the hands of an attorney for collection hereof, Borrower agrees to pay in addition to all other amounts due hereon the costs and expenses of collection, including reasonable attorneys' fees and expenses, whether or not litigation is commenced in aid thereof. Borrower hereby waives presentment, demand, protest, notice of protest and notice of dishonor.

                  This Note shall be governed by and construed in accordance with the internal laws of the State of Missouri.

                                         ACXIOM CORPORATION



                                         By: ___________________________
                                             Robert S. Bloom
                                             Group Executive and Chief
                                               Financial Officer





                                  G-R-I-D

----------------------------------------------------------------------------------------------------------------
              Advances                 Principal Payments
-----------------------------          ------------------
                                                                     Unpaid                   Notation
                                                                Principal Balance              Made By
                             Rate
Date        Amount          Period      Date      Amount
----------------------------------------------------------------------------------------------------------------

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


                                 EXHIBIT E

                              PROMISSORY NOTE


$15,000,000.00                                          St. Louis, Missouri
                                                            March ___, 1998


                  FOR VALUE RECEIVED, ACXIOM CORPORATION, a Delaware corporation ("Borrower"), hereby promises to pay to the order of First Commercial Bank, N. A., a national banking association ("Bank") on January 31, 2003, the lesser of (a) Fifteen Million Dollars ($15,000,000.00), or
(b) the aggregate unpaid principal amount of all Loans made by Bank to Borrower in accordance with the terms hereof, and including, but not limited to, Bank's Pro Rata Share of any Loans made pursuant to Section 2.1B of the Second Amended and Restated Credit Agreement (herein defined) in connection with any draws made under any Letters of Credit issued for Borrower's account. The aggregate principal amount which Bank may have outstanding hereunder, plus the amount of Bank's Pro Rata Share of the risk participation in any Letters of Credit issued for Borrower's account, at any one time shall not exceed Fifteen Million Dollars ($15,000,000.00) at any time, which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, prior to January 31, 2003 subject to the terms and conditions hereof and of that certain Second Amended and Restated Credit Agreement dated as of March ___, 1998 made by and between Borrower, Mercantile Bank National Association, as Administrative and Documentation Agent (the "Agent"), Chase Bank of Texas, N. A., as Syndication Agent (the "Syndication Agent"), and the Banks named therein (as amended from time to time, the "Credit Agreement").

                  Additionally, Borrower promises to pay to the order of Bank all accrued interest owing on the principal amount of all Loan advances outstanding hereunder. Advances hereunder shall bear interest at the rate per annum equal to such of the following as the Borrower, at its option, shall select:

                 (a) the interest rate announced from time to time by Agent as its "Prime Rate" on commercial loans, which rate shall fluctuate as and when said Prime Rate shall change, or

                 (b) the overnight rate equal to the rate quoted by Agent as its daily "Opening Fed Funds Rate" plus the then applicable Fed Funds Margin, which interest rate shall fluctuate as and when said "Opening Fed Funds Rate" shall change, or

                 (c) the London Interbank Offered Rate (as defined in the Credit Agreement) plus the then applicable Eurocurrency Margin for the applicable Interest Period, determined in each case as of the date of a Prime Rate Loan or a Fed Funds Rate Loan made hereunder, or the commencement of a Interest Period for Eurocurrency Loans, as the case may be. Said interest shall be payable on the dates provided in the Credit Agreement. After maturity, the unpaid principal hereof shall bear interest at a rate per annum equal to three percent (3%) in excess of the interest rate announced from time to time by Agent as its "Prime Rate" on commercial loans, which rate shall fluctuate as and when said Prime Rate shall change.

                  Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed for all Loans made hereunder. Payments of principal, interest and fees shall be made in lawful money of the United States of America in immediately available funds at the office of Agent situated at 721 Locust Street, St. Louis, Missouri 63101 or at such other place as the holder of this Note may designate, and such payments shall be applied to the payment of interest or principal (or any combination of the foregoing) owing on this Note in such order as Bank (or such holder) shall determine.

                  All advances and all principal payments made hereunder may be endorsed by the Bank on the sheet attached to this Note; provided, however that the obligation of Borrower to repay each advance made hereunder shall be absolute and unconditional, notwithstanding any failure of Bank to endorse or any mistake by Bank in connection with endorsement on the sheet attached to this Note or to give to Borrower or receive from Borrower any notice or confirmation of each advance.

                  Borrower shall be privileged to prepay in whole or in part the principal outstanding hereunder; provided, however, that (subject to the right of Bank to accelerate payment hereunder) any Eurocurrency Loan may be prepaid only at the expiration of the applicable Interest Period; and provided further, however, that on any such prepayment, the Borrower shall also pay all interest accrued on the principal amount being prepaid to and including the date of such prepayment.

                  Consistent with the terms of this Note, the Agent shall determine each interest rate applicable to the advances hereunder, which determination shall be conclusive in the absence of manifest error.

                  This Note is one of the Notes referred to in the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of certain stated events and also for prepayments on account of principal hereof and interest hereon prior to the maturity hereof upon the terms and conditions specified therein. Terms defined in the Credit Agreement are used herein with the same meanings.

                  In the event that any payment due hereunder shall not be paid when due, whether by reason of demand or otherwise, and this Note shall be placed in the hands of an attorney for collection hereof, Borrower agrees to pay in addition to all other amounts due hereon the costs and expenses of collection, including reasonable attorneys' fees and expenses, whether or not litigation is commenced in aid thereof. Borrower hereby waives presentment, demand, protest, notice of protest and notice of dishonor.

                  This Note shall be governed by and construed in accordance with the internal laws of the State of Missouri.

                                            ACXIOM CORPORATION



                                            By:______________________________
                                               Robert S. Bloom
                                               Group Executive and Chief
                                                 Financial Officer



                                  G-R-I-D

---------------------------------------------------------------------------------------------------------------
              Advances                 Principal Payments
-----------------------------          -------------------
                                                                    Unpaid                   Notation
                                                               Principal Balance              Made By
                             Rate
Date        Amount          Period      Date      Amount
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


                                 EXHIBIT F

                 OPINION OF COUNSEL FOR ACXIOM CORPORATION


                              March ___, 1998

Mercantile Bank
National Association
721 Locust Street
St. Louis, Missouri 63101

Chase Bank of Texas,
N. A.
2200 Ross Avenue, 3rd Floor
Dallas, Texas  75266

NationsBank, N. A.
One Boatmen's Plaza
800 Market Street
St. Louis, Missouri  63102

First Commercial Bank, N. A.
Capitol and Broadway
Little Rock, Arkansas  72201

First American National Bank
6000 Poplar Avenue, Suite 300
Memphis, Tennessee  38119

                  Re:  Second Amended and Restated Credit
                       Agreement, dated as of March ___, 1998
                       between Acxiom Corporation, Mercantile
                       Bank National Association, as
                       Administrative and Documentation Agent,
                       Chase Bank of Texas, N. A., as Syndication
                       Agent, and the Banks Named Therein

Dear Sirs:

                  I am general counsel to Acxiom Corporation, a Delaware corporation (the "Company"). As such, I have been asked to render to you the opinion set forth below relating to the Second Amended and Restated Credit Agreement referred to above (the "Agreement"). This opinion is given pursuant to Section 3.2(b) of the Agreement. Capitalized terms used herein, not otherwise defined, have the meanings given them in the Agreement.

                  To enable me to render this opinion, I have reviewed originals or copies (certified or otherwise identified to my satisfaction) of the Certificate of Incorporation and By-Laws of the Company, the Agreement, the Notes, records of proceedings of the Board of Directors of the Company, and such other documents, corporate records and certificates of public officials as I have considered appropriate. I have assumed the authenticity of all such documents delivered to me as originals and the conformity to the originals of all such documents delivered to me as copies.

                  The opinions set forth herein are subject to the qualification that I am a member of the bar of the State of Arkansas only and, except as to the organization and good standing of the Company in its jurisdiction of incorporation, I express no opinion as to the laws of any jurisdiction other than the United States of America and the State of Arkansas and its political subdivisions.

                  Based on the foregoing and upon such investigation as I have deemed necessary, I give you my opinion as follows:

                  1. The Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                  2. The Company has the corporate power and authority to enter into and perform the Agreement and to execute and deliver the Notes to you. The execution, delivery and performance of the Agreement, including the execution and delivery of the Notes have been duly authorized by all requisite corporate action, and the Agreement and the Notes have been duly executed and delivered by the Company.

                  3. The Agreement is a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general.

                  4. The execution and delivery of the Agreement and the Notes, and the performance by the Company of their terms, do not conflict with or result in a violation of the Certificate of Incorporation or By-Laws of the Company, or of any agreement, instrument, order, writ, judgment or decree known to me to which the Company is a party or is subject.

                  5. The Notes are the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general.

                  6. No approval, authorization or other action by, or filing with, any governmental authority, is required in connection with the execution and delivery by the Company of the Agreement and the Notes.

                  This opinion is limited to pertinent laws in existence as of the date hereof, and I expressly disclaim any undertaking to advise you of any changes of law or fact that may thereafter come to my attention.

                  My opinion is limited to the matters stated herein and no opinion is to be implied or may be inferred beyond those matters expressly stated. The opinions expressed herein represent my judgment as to certain legal matters, but they are not warranties or guarantees and should not be construed as such.

                  This opinion is furnished by me solely for your benefit, and it may not be relied upon, quoted from or delivered to any person other than counsel to you and your agents or employees and participants, except
(i) in connection with the enforcement of obligations of the Company under the Notes and the Agreement, (ii) in response to a valid subpoena or other legal process, (iii) as otherwise required by applicable law or regulations, or (iv) in connection with the sale or transfer of the Notes to a subsequent purchaser or transferee, without my express prior written consent.


                                 Sincerely,


                                 ______________________________________
                                 Catherine L. Hughes, General Counsel




                                 EXHIBIT G

                           COMPLIANCE CERTIFICATE


                  This Certificate is issued pursuant to Section 5.1(a)(iii) of that certain Second Amended and Restated Credit Agreement dated as of March ___, 1998 between Acxiom Corporation, Mercantile Bank National Association, as Administrative and Documentation Agent, Chase Bank of Texas, N. A., as Syndication Agent, and the banks named therein (as from time to time amended, the "Credit Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

                  Pursuant to Section 5.1(a)(iii) of the Credit Agreement, the undersigned hereby certifies, represents and warrants to Bank as follows:

                           (i) As of the date hereof, no Default or Event of Default has occurred under the Credit Agreement and is continuing; and

                           (ii) As of ____________________, the
         calculations contained on Schedule 1 hereto are true, accurate and complete.

                  Dated this ____ day of ___________________, 19___.


                                       ACXIOM CORPORATION



                                       By:___________________________
                                       Title: _______________________




                             ACXIOM CORPORATION

                           COMPLIANCE CERTIFICATE

                                 Schedule 1

                     As of : ___________________, 19___


5.1(h)   (i)      Minimum Tangible Net Worth:

                  Company's Total Tangible Net Worth:

                  Stockholders Equity                                                   $____________

                  Less - Write-up from assets subsequent
                    to September 30, 1997                                               $____________
         -        Goodwill                                                              $____________
         -        Computer Software                                                     $____________
         -        Patent and Trademarks                                                 $____________
         -        Copyrights                                                            $____________
         -        Leasehold Improvements (except concerning 50 year
                    land lease with City of Conway, Arkansas)                           $____________
         -        Unamortized Debt Discount                                             $____________
         -        Deferred Bond Costs                                                   $____________
         -        Organizational Costs                                                  $____________
         -        Other Deferred Charges (except relating to
                    data processing contracts)                                          $____________
         -        Investments in Unconsolidated Subsidiaries                            $____________

                  Total Tangible Net Worth:                                             $____________

                  Required:                                                            $95,000,000.00

                  Plus 40% of positive after-tax net income less
                  extraordinary gains since March 31, 1998                              $____________

                  Total Required Tangible Net Worth                                     $____________

5.1(h) (ii) Minimum Ratio of Operating Cash Flow to Debt Service of 2.50:1 up to and including March 31, 1998, 2.75:1 from April 1, 1998 to March 31, 1999, 3.00:1 from April 1,
                  1999 to March 31, 2000, and 3.25:1 thereafter:

                  After-Tax Net Income                                                  $____________
                  Plus Interest Expense                                                 $____________
                  Plus Depreciation and Amortization                                    $____________
                  Plus Operating Lease Rentals                                          $____________
                  Total                                                                 $____________

                  Interest Expense                                                      $____________
                  Plus Operating Lease Rentals                                          $____________
                  Plus Current Maturities of Long-Term Debt and Capital Leases          $____________
                  Plus Actual Off Balance Sheet Liabilities Paid                        $____________
                           Total                                                        $____________

                  Ratio                     (X)
                                            (Y)

5.1(h)(iii)       Funded Debt not to exceed $30,000,000.00
                  Total Funded Debt                                                     $____________
                           Less:    Loans outstanding under the Credit Agreement        $____________
                           Less:    Other Funded Debt and Capitalized Leases
                                    existing at December 31, 1997                       $____________
                           Less:    Capitalized Leases assumed as a
                                    condition to contracts with customers               $____________

                  Total                                                                 $____________


                                          ACXIOM CORPORATION


                                          By: ___________________________
                                          Title:_________________________
                                          Date: _________________________





                                 EXHIBIT H

                         FORM OF BORROWING REQUEST


Mercantile Bank
   National Association
721 Locust Street
St. Louis, Missouri  63101
Attention:  Donald Adam

Dear Sirs:

                  The undersigned, Acxiom Corporation (the "Company"), refers to the Second Amended and Restated Credit Agreement, dated as of March ___, 1998, as amended (the "Credit Agreement"), among the Company, Mercantile Bank National Association, as Administrative and Documentation Agent, Chase Bank of Texas, N. A., as Syndication Agent, and the banks named therein. Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Credit Agreement. The Company hereby gives you notice pursuant to Section 2.2 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

             (A)   Date of Borrowing                                               ____________

             (B)   Aggregate Principal Amount of Borrowing                         ____________

             (C)   Interest rate basis (Prime Borrowing, Federal
                   Funds Borrowing or Eurocurrency Borrowing)                      ____________

             (E)   Interest Period (Eurocurrency Borrowings only - 1, 2, 3
                   or 6 months and not beyond January 31, 2003)                    ____________


                  Upon a Borrowing effected as a result of this request, the Company shall be deemed to affirm as of the date of such Borrowing the representations and warranties made in the Credit Agreement.

                                               Very truly yours,

                                               ACXIOM CORPORATION


                                               By: _______________________
                                               Title:______________________
                                                     [Responsible Officer]




                                 EXHIBIT I

                    STANDBY LETTER OF CREDIT APPLICATION
                        AND REIMBURSEMENT AGREEMENT



                                 EXHIBIT J

                          LETTER OF CREDIT REQUEST

                           [Company's Letterhead]

                                   [Date]

Mercantile Bank National Association
721 Locust Street
St. Louis, Missouri  63101
Attention:  Donald Adam

         Re:   Second Amended and Restated Credit Agreement Dated
               March ___, 1998 (as from time to time amended, modified, extended or renewed, the "Agreement")

Gentlemen:

                  Pursuant to Section 2.1B of the Agreement, the undersigned hereby requests that you issue an irrevocable standby letter of credit in the amount of $_____________ for the account of the undersigned and for the benefit of ___________________________ upon the terms and conditions set forth in the attached Application and Agreement for Irrevocable Standby Letter of Credit.

                  The undersigned hereby represents and warrants to you that as of the date hereof, all of the representations and warranties of the undersigned contained in the Agreement are true and correct in all material respects as if made on and as of the date hereof and no default or Event of Default (as defined in the Agreement) has occurred and is continuing and that no such default or Event of Default will result from the issuance of the Letter of Credit requested hereby.

                                       Very truly yours,

                                       ACXIOM CORPORATION

                                       By: ____________________________
                                       Title:___________________________
                                            [Responsible Officer]



                                 EXHIBIT K

                 LETTER OF CREDIT PARTICIPATION CERTIFICATE

                  This Letter of Credit Participation Certificate is issued pursuant to Section 2.1B(e) of that certain Second Amended and Restated Credit Agreement dated March ___, 1998, by and among Acxiom Corporation, the banks listed on the signature pages thereof and Mercantile Bank National Association, as administrative and documentation agent for the Banks ("Agent"), as the same may from time to time be amended, modified, extended or renewed (the "Credit Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

                  Subject to the terms, provisions and conditions contained in the Credit Agreement, Agent hereby issues to a Percent ( %) undivided participation interest in all Letters of Credit issued by Agent from time to time under the Credit Agreement (including, without limitation, an undivided participation interest in the reimbursement risk relating to such Letters of Credit and in all payments and Loans made by Agent in connection with such Letters of Credit).

                  This Certificate may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument.

                  Executed this ______ day of             , 19     .
                                              ------------    -----


                                     MERCANTILE BANK
                                     NATIONAL ASSOCIATION, as Agent


                                     By:____________________________
                                     Title: ________________________



               The foregoing Letter of Credit Participation Certificate is hereby accepted this ______ day of _____________, 19__ .



                                      ___________________________________


                                      By: ________________________________
                                      Title:______________________________



                              SCHEDULE 4.1(e)


               This Schedule lists all actions, suits or proceedings pending against or to the knowledge of the Company, threatened against the Company in which there is a reasonable likelihood of recovery of an amount in excess of $500,000.00, or any form of equitable relief.


                                   None.



                              SCHEDULE 4.1(i)

                              Liens on Assets


1. First Commercial note payable - collateralized by mortgage on ASB-1 property.

2.       Various capital leases - secured by equipment.

3.       Convertible note payable - collateralized by letter of credit.




                              SCHEDULE 4.1(j)

                  List of All Subsidiaries of the Company

                             U. S. SUBSIDIARIES


Name                                                   Incorporated In       Doing Business As
----                                                   ---------------       -----------------
Acxiom Asia, Ltd.                                      Arkansas              Acxiom Asia, Ltd.
Acxiom CDC, Inc.                                       Arkansas              Acxiom CDC, Inc.
Acxiom Children's Center, Inc.                         Arkansas              Acxiom Children's Center, Inc.
Acxiom/Direct Media, Inc.                              Arkansas              Acxiom/Direct Media
Acxiom Great Lakes Data Center, Inc.                   Arkansas              Acxiom Great Lakes Data Center, Inc.
Acxiom Leasing Corporation                             Arkansas              Acxiom Leasing Corporation
Acxiom RM-Tools, Inc.                                  Arkansas              Acxiom RM-Tools, Inc.
Acxiom RTC, Inc.                                       Delaware              Acxiom RTC, Inc.
Acxiom SDC, Inc.                                       Arkansas              Buckley Dement, An Acxiom Co.
Acxiom Transportation Services, Inc.                   Arkansas              ATS; Conway Aviation, Inc.
BSA, Inc.***                                           New Jersey            BSA
Catalog Marketing Services, Inc.                       Florida               Shop the World by Mail
DQ Investment Corporation                              California            AccuDat
DataQuick Information Systems, Inc.                    California            DataQuick Information Systems, Inc.
Pro CD, Inc.                                           Delaware              Pro CD
Modern Mailers, Inc.                                   Delaware***           Acxiom Mailing Services

                             U. K. SUBSIDIARIES

Name                                                   Incorporated In       Doing Business As

Acxiom U.K., Ltd.                                      United Kingdom        Acxiom U.K., Ltd.
Generator Datamarketing Limited                        United Kingdom        Generator Datamarketing Limited
Marketlead Services, Ltd.                              United Kingdom        N/A
(Agency company of Acxiom U.K., Ltd.)
Southwark Computer Services, Ltd.                      United Kingdom        N/A
(Agency company of Acxiom U.K., Ltd.)
Direct Media, Ltd.                                     United Kingdom        Direct Media

